Filed with the Securities and Exchange Commission on April 30, 2001

                                                     1940 Act File No. 811-09923

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM N-1A

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933            |_|

          Pre-Effective Amendment No.                                        |_|

          Post-Effective Amendment No.                                       |_|

                                       and

          REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    |X|

          Amendment No. 4                                                    |X|

                        (Check appropriate box or boxes.)

                            KINETICS PORTFOLIOS TRUST
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)

                               1311 Mamaroneck Ave
                          White Plains, New York 10605
          ----------------------------- -----------------------------
              (Address and Zip Code of Principal Executive Offices)

                                 (800) 930-3828
           ------------------------------------------ ---------------
               Registrant's Telephone Number, including Area Code

                                 Lee Schultheis
                               1311 Mamaroneck Ave
                          White Plains, New York 10605
          ------------------------------ -----------------------------
                     (Name and Address of Agent for Service)

                                 With a copy to:
                                 ---------------
                             Thomas R. Westle, Esq.
                             Spitzer & Feldman P.C.
                                 405 Park Avenue
                            New York, New York 10022

Interests offered pursuant to this registration statement are issued solely to eligible investors in private placement transactions and do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Approximate Date of Proposed Public Offering

                                    Interests
                                    ---------
                     (Title of Securities Being Registered)


It is proposed that this filing will become effective

                  immediately upon filing pursuant to paragraph (b)
         ------

                  on ____________ pursuant to paragraph (b)
         -------

                  60 days after filing pursuant to paragraph (a)(1)
         ------

                  on ___________ pursuant to paragraph (a)(1)
         -------

                  75 days after filing pursuant to paragraph (a)(2)
         -------

                  on ____________ pursuant to paragraph (a)(2) of Rule 485.
         -------




                             The Internet Portfolio
                      The Internet Infrastructure Portfolio
                     The Internet Emerging Growth Portfolio
                      The Internet Global Growth Portfolio
                           The New Paradigm Portfolio
                              The Medical Portfolio
                              The Energy Portfolio
                      The Small Cap Opportunities Portfolio
                        The Middle East Growth Portfolio
                          The Asia Technology Portfolio
                 The Kinetics Government Money Market Portfolio

                   each a series of Kinetics Portfolios Trust
                            a Delaware business trust

                                     [logo]

                                   Prospectus

                                 May 1, 2001


                                EXPLANATORY NOTE

This Prospectus is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). Nevertheless, beneficial interests of each portfolio series of the Trust are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests are issued solely to eligible investors in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in any of the portfolio series of the Trust described hereunder may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, and certain qualified pension and retirement plans. No part of this Prospectus or of the Trust's Registration Statement constitutes an offer to sell, or the solicitation of an offer to buy any beneficial interests of any of the portfolio series described hereunder or any other portfolio series of the Trust.

Responses to Items 1, 2, 3, 5 and 9 of Part A and Items 23(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2.(b) of the General Instructions to Form N-1A.




The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of the Prospectus. Any representation to the contrary is a criminal offense.


                                Table of Contents




Investment Objective, Strategies and Risks
of the Internet Portfolio......................................................3

Investment Objective, Strategies and Risks
of the Internet Infrastructure Portfolio.......................................6

Investment Objective, Strategies and Risks
of the Internet Emerging Growth Portfolio......................................9

Investment Objective, Strategies and Risks
of the Internet Global Growth Portfolio.......................................12

Investment Objective, Strategies and Risks
of the New Paradigm Portfolio.................................................15

Investment Objective, Strategies and Risks
of the Medical Portfolio......................................................18

Investment Objective, Strategies and Risks
of the Energy Portfolio.......................................................21

Investment Objective, Strategies and Risks
of the Small Cap Opportunities Portfolio......................................23

Investment Objective, Strategies and Risks
of the Middle East Growth Portfolio...........................................25

Investment Objective, Strategies and Risks
of the Asia Technology Portfolio..............................................28

Investment Objective, Strategies and Risks
of the Kinetics Government Money Market Portfolio.............................31

Main Risks of the Portfolios..................................................33

Management of the Portfolios..................................................36

Valuation of the Portfolios...................................................39

Purchase of Beneficial Interests in the Portfolios............................39

Redemption of Beneficial Interests in the Portfolios..........................40

Exchange Privilege............................................................40

Taxes.........................................................................40

Distribution of Shares........................................................41

Counsel and Independent Accountants...........................................41



                       [LOGO] Kinetics Mutual Funds, Inc.


Prospectus
This Prospectus gives vital information about each Portfolio. For your own benefit and protection, please read it before you invest and keep it on hand for future reference.

Investment Adviser
Kinetics Asset Management, Inc.





May 1, 2001





OVERVIEW

This combined prospectus discusses each of the following series (each a "Portfolio" and collectively the "Portfolios") of Kinetics Portfolios Trust (the "Trust"). Except for the Kinetics Government Money Market Portfolio, each Portfolio is a no-load, non-diversified investment company. The Kinetics Government Money Market Portfolio is a no-load, diversified investment company.


The Internet Portfolio (the "Internet Portfolio") seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies engaged in a broad range of Internet-related activities.

The Internet Infrastructure Portfolio (the "Infrastructure Portfolio") seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies engaged in developing and implementing hardware, software and communications technologies that support the growing infrastructure and activities of the Internet.

The Internet Emerging Growth Portfolio (the "Emerging Growth Portfolio") seeks to provide investors with long-term capital growth by investing primarily in the equity securities of small and medium capitalization U.S. and foreign growth companies engaged in business on the Internet and Internet-related activities.

The Internet Global Growth Portfolio (the "Global Growth Portfolio") seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies engaged in business on the Internet and Internet-related activities.

The New Paradigm Portfolio (the "New Paradigm Portfolio") seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies that the investment adviser believes are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in revenues as a result of the companies increased involvement in, or growth of, the Internet.

The Medical Portfolio (the "Medical Portfolio") seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies engaged in medical research, pharmaceutical treatments and related medical technology with a focus on companies engaged in cancer research and drug development.

The Energy Portfolio (the "Energy Portfolio") seeks to provide investors with long-term capital growth by investing primarily in equity securities of U.S. and foreign companies engaged in the field of energy-related activities and technologies.

The Small Cap Opportunities Portfolio (the "Small Cap Portfolio") seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign small capitalization companies that provide attractive valuation opportunities due to special situations such as lack of institutional ownership, lack of significant analyst coverage, or companies with sound fundamentals that have experienced a short-term earnings shortfall.

The Middle East Portfolio (the "Middle East Portfolio) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of foreign companies domiciled in the Middle East region of the globe and U.S. companies engaged in significant business activities in the Middle East.

The Asia Technology Portfolio (the "Asia Technology Portfolio") seeks to provide investors with long-term capital growth by investing primarily in the equity securities of companies located or operating primarily in Asia engaged in technology related business activities.

The Kinetics Government Money Market Portfolio (the "Government Money Market Portfolio") is a no-load, diversified investment company that seeks to provide investors with current income consistent with the preservation of capital and maintenance of liquidity by investing primarily in money market instruments issued or guaranteed, as to principal and interest, by the U.S. Government, its agencies or instrumentalities.

The Statement of Additional Information contains more information about the Portfolios and the types of securities in which they may invest.


Investment Objective, Strategies and Risks of the Internet Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Internet Portfolio is long-term growth of capital. The Internet Portfolio seeks to obtain current income as a secondary objective.

Principal Investment Strategies
To achieve the Internet Portfolio's investment objective, under normal circumstances, at least 65% of the Internet Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as American Depositary Receipts ("ADRs") and International Depositary Receipts ("IDRs"), of U.S. and foreign companies that are engaged in the Internet or are otherwise engaged in Internet-related activities. The Internet Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The investment adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike. The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Internet Portfolio securities will be selected by the investment adviser from companies that are engaged in the development of hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet as well as companies that offer products and services primarily via the Internet. Accordingly, the Internet Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values. These companies may be large, medium or small in size if, in the investment adviser's opinion, they meet the Internet Portfolio's investment criteria. Such companies include, but are not limited to, the following:

o Content Developers: Companies that supply proprietary information and entertainment content, such as games, music, video, graphics, news, etc. on the Internet.

o Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet and provide Internet services.

o Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and secure Internet-based transactions.

o Venture Capital: Companies that invest in pre-IPO and start-up stage companies with business models related to the internet.

o Internet Service Providers: Companies that provide users with access to the Internet.

o Internet Portals: Companies that provide users with search-engine services to access various sites by category on the Internet.

o Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

o E-Commerce: Companies that derive a substantial portion of their revenue from sales of products and services conducted via the Internet.

o Telecommunications: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

The investment adviser selects portfolio securities by evaluating a company's positioning and business model as well as its ability to grow and expand its activities via the Internet or achieve a competitive advantage in cost/profitability and brand image leveraging via use of the Internet. The investment adviser also considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. Furthermore, the investment adviser looks at the amount of capital a company currently spends on research and development. The investment adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Internet Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Internet Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

o    commercial paper

o    certificates of deposit, demand and time deposits and banker's acceptance

o    U.S. Government securities (i.e., U.S. Treasury obligations)

o    repurchase agreements

To the extent that the Internet Portfolio engages in a temporary, defensive strategy, the Internet Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Internet Portfolio are listed below and could adversely affect the net asset value, total return and the value of the Internet Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Internet Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The portfolio securities selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Internet Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

o Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

o Small and Medium-Size Company Risks: The Internet Portfolio may invest in the equity securities of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Internet Portfolio's assets.

o Foreign Securities Risks: The Internet Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Non-Diversification Risks: As a non-diversified investment company, more of the Internet Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Internet Portfolio's shares more susceptible to certain risks than shares of a diversified mutual fund.

o Option Transaction Risks: The Internet Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

Investment Objective, Strategies and Risks of the Internet Infrastructure Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Infrastructure Portfolio is long-term growth of capital.

Investment Strategies
To achieve the Infrastructure Portfolio's investment objective, under normal circumstances, at least 65% of the Infrastructure Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of U.S. and foreign companies that are engaged in the development and implementation of hardware, software and communications technologies that support the growing infrastructure and activities of the Internet. The Infrastructure Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The investment adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike. The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Infrastructure Portfolio securities will be selected by the investment adviser from companies that provide hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet. These companies may be large, medium or small in size if, in the investment adviser's opinion, the companies meet the Infrastructure Portfolio's investment criteria. Such companies include, but are not limited to the following:

o Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet services.

o Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and secure Internet-based transactions.

o Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

o E-Commerce: Companies that derive a substantial portion of their revenue from sales of services conducted via the internet.

o Telecommunications Companies: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

The investment adviser selects portfolio securities by evaluating a company's positioning and both the current percentage and growth in percentage of resources that it spends in the Internet infrastructure marketplace. The investment adviser also considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Infrastructure Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Infrastructure Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

o    commercial paper
o    certificates of deposit, demand and time deposits and banker's acceptance
o    U.S. Government securities (i.e., U.S. Treasury obligations)
o    repurchase agreements

To the extent that the Infrastructure Portfolio engages in a temporary, defensive strategy, the Infrastructure Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Infrastructure Portfolio are listed below and could adversely affect the net asset value, total return and value of the Infrastructure Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Infrastructure Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The portfolio securities selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Infrastructure Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry-related securities will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

o Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

o Small and Medium-Size Company Risks: The Infrastructure Portfolio may invest in the equity securities of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Infrastructure Portfolio's portfolio.

o Foreign Securities Risks: The Infrastructure Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Non-Diversification Risks: As a non-diversified investment company, more of the Infra-structure Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Infrastructure Portfolio's shares more susceptible to certain risks than shares of a diversified mutual fund.

o Option Transaction Risks: The Infrastructure Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.


Investment Objective, Strategies and Risks of the Internet Emerging Growth Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Emerging Growth Portfolio is long-term growth of capital.

Investment Strategies
To achieve the Emerging Growth Portfolio's investment objective, under normal circumstances, at least 65% of the Emerging Growth Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs of small and medium capitalization emerging companies that are engaged in the Internet and Internet-related activities. The Emerging Growth Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The investment adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike. The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Emerging Growth Portfolio securities will be selected by the investment adviser from emerging, small and medium-sized companies that are engaged in the development of hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet as well as companies that offer products and services primarily via the Internet. Accordingly, the Emerging Growth Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values. Such companies include, but are not limited to the following:

o Venture Capital: Companies that invest in pre-IPO and start-up stage companies with business models related to the Internet.

o Content Developers: Companies that supply proprietary information and entertainment content, such as games, music, video, graphics, news, etc. on the Internet.

o Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet and provide Internet services.

o Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and secure Internet-based transactions.

o Internet Service Providers: Companies that provide users with access to the Internet.

o Internet Portals: Companies that provide users with search-engine services to access various sites by category on the Internet.

o Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

o E-Commerce: Companies that derive a substantial portion of their revenue from sales of products and services conducted via the Internet.

o Telecommunications: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

The investment adviser selects portfolio securities by evaluating a company's positioning and business model as well as its ability to grow and expand its activities via the Internet or achieve a greater competitive advantage in cost/profitability and brand image leveraging via use of the Internet. The investment adviser also considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. Furthermore, the investment adviser looks at the amount of capital a company currently spends on research and development. The investment adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Emerging Growth Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Emerging Growth Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

o    commercial paper
o    certificates of deposit, demand and time deposits and banker's acceptance
o    U.S. Government securities (i.e., U.S. Treasury obligations)
o    repurchase agreements

To the extent that the Emerging Growth Portfolio engages in a temporary, defensive strategy, the Emerging Growth Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Emerging Growth Portfolio are listed below and could adversely affect the net asset value, total return and value of the Emerging Growth Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Emerging Growth Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The portfolio securities selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Emerging Growth Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

o Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

o    Emerging,   Small  and  Medium-Size  Company  Risks:  The  Emerging  Growth
     Portfolio invests in the equity securities of emerging, small and medium-size companies. Small and medium-size companies generally have a market capitalization of less than $5 billion. Emerging companies are those with operating histories of less than three years. Investing in emerging, small and medium-size companies presents greater risks than investing in securities of larger, more established companies. These companies may be developing or marketing new products or services for which markets are not yet established and may never be established. They may also lack depth or experience of management and may have difficulty generating or obtaining funds necessary for growth and development of their business. Due to these and other factors, these companies may suffer significant losses.

o Foreign Securities Risks: The Emerging Growth Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investing in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Non-Diversification Risks: As a non-diversified investment company, more of the Emerging Growth Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Emerging Growth Portfolio's shares more susceptible to certain risks than shares of a diversified mutual fund.

o Option Transaction Risks: The Emerging Growth Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.


Investment  Objective,  Strategies  and  Risks  of the  Internet  Global  Growth
Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Global Growth Portfolio is long-term growth of capital.

Investment Strategies
To achieve the Global Growth Portfolio's investment objective, under normal circumstances, at least 65% of the Global Growth Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of companies in at least three different countries that are engaged in the Internet and Internet-related activities. The Global Growth Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The investment adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike. The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Global Growth Portfolio securities will be selected by the investment adviser from U.S. and international companies that are engaged in the development of hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet as well as companies that offer products and services primarily via the Internet. These companies may be large, medium or small in size if, in the investment adviser's opinion, the companies meet the Global Growth Portfolio's investment criteria. Accordingly, the Global Growth Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values. Such companies include, but are not limited to, the following:

o Content Developers: Companies that supply proprietary information and entertainment content, such as games, music, video, graphics, news, etc. on the Internet.

o Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet and provide Internet services.

o Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and to secure Internet-based transactions.

o Venture Capital: Companies that invest in pre-IPO and start-up stage companies with business models related to the Internet.

o Internet Service Providers: Companies that provide users with access to the Internet.

o Internet Portals: Companies that provide users with search-engine services to access various sites by category on the Internet.

o Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

o E-Commerce: Companies that derive a substantial portion of their revenue from sales of products and services conducted via the Internet.

o Telecommunications: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

The investment adviser selects portfolio securities by evaluating a company's positioning and business model as well as its ability to grow and expand its activities via the Internet or achieve a competitive advantage in cost/profitability and brand image leveraging via use of the Internet. The investment adviser also considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. Furthermore, the investment adviser looks at the amount of capital a company currently spends on research and development. The investment adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Global Growth Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Global Growth Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

o    commercial paper
o    certificates of deposit, demand and time deposits and banker's acceptance
o    U.S. Government securities (i.e., U.S. Treasury obligations)
o    repurchase agreements

To the extent that the Global Growth Portfolio engages in a temporary, defensive strategy, the Global Growth Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Global Growth Portfolio are listed below and could adversely affect the net asset value, total return and value of the Global Growth Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Global Growth Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The portfolio securities selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Global Growth Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry related securities will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

o Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

o Small and Medium-Size Company Risks: The Global Growth Portfolio may invest in the equity securities of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Global Growth Portfolio's assets.

o Foreign Securities Risks: The Global Growth Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Non-Diversification Risks: As a non-diversified investment company, more of the Global Growth Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Global Growth Portfolio's shares more susceptible to certain risks than shares of a diversified mutual fund.

o Option Transaction Risks: The Global Growth Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

Investment Objective, Strategies and Risks of the New Paradigm Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the New Paradigm Portfolio is long-term growth of capital.

Investment Strategies
To achieve the New Paradigm Portfolio's investment objective, under normal circumstances, at least 65% of the New Paradigm Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of U.S. and foreign companies. The New Paradigm Portfolio will invest in companies that the investment adviser believes will reduce their costs, extend the reach of their distribution channels and experience significant growth in their assets or revenues as a result of increased involvement in, or growth of, the Internet. The New Paradigm Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The investment adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike. The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

New Paradigm Portfolio securities will be selected by the investment adviser from companies that are engaged in various industries where the growth of the Internet will facilitate an increase in the growth of traditional business lines, entry into new distribution channels, an ability to leverage brand identity, and an improvement in the underlying cost/profitability dynamics of the business. These companies may be large, medium or small in size if, in the investment adviser's opinion, these companies meet the New Paradigm Portfolio's investment criteria. Accordingly, the New Paradigm Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values. Such companies include, but are not limited to, the following:

o Retailers: Companies that sell retail products and services via traditional stores, catalogues, telemarketing, and web-site means.

o Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

o Financial Services: Companies that engage in financial service transactions such as banking, credit cards, investment services, etc.

o Real Estate Development: Companies that provide commercial real estate property and services.

o Business Services: Companies that provide business-to-business products and services. o Travel & Leisure: Companies that provide transportation and recreational services.

The investment adviser selects portfolio securities by evaluating a company's positioning and traditional business lines as well as its ability to expand its activities via the Internet or achieve a competitive advantage in cost/profitability and brand image leveraging via use of the Internet. The investment adviser also considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the New Paradigm Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The New Paradigm Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

o    commercial paper
o    certificates of deposit, demand and time deposits and banker's acceptance
o    U.S. Government securities (i.e., U.S. Treasury obligations)
o    repurchase agreements

To the extent that the New Paradigm Portfolio engages in a temporary, defensive strategy, the New Paradigm Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the New Paradigm Portfolio are listed below and could adversely affect the net asset value, total return and value of the New Paradigm Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the New Paradigm Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The portfolio securities selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the New Paradigm Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry-related securities will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

o Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

o Small and Medium-Size Company Risks: The New Paradigm Portfolio may invest in the equity securities of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the New Paradigm Portfolio's assets.

o Foreign Securities Risks: The New Paradigm Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Non-Diversification Risks: As a non-diversified investment company, more of the New Paradigm Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the New Paradigm Portfolio's shares more susceptible to certain risks than shares of a diversified mutual fund.

o Option Transaction Risks: The New Paradigm Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

Investment Objective, Strategies and Risks of the Medical Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Medical Portfolio is long-term growth of capital.

Investment Strategies
To achieve the Medical Portfolio's investment objective, at least 65% of the Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of U.S. and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development. The Medical Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Medical Portfolio's investment adviser believes that favorable investment opportunities are available through companies that are developing technology, products, and/or services for cancer research and treatment and related medical activities. Accordingly, the Medical Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.

Medical Portfolio securities will be selected from companies that are engaged in the medical industry generally, including companies engaged in cancer research and treatment, biopharmaceutical research and the development of medical instruments for therapeutic purposes. These companies may be large, medium or small in size if in the investment adviser's opinion, the companies meet the Medical Portfolio's investment criteria. Such companies include, but are not limited to the following:

o Pharmaceutical Development: Companies that develop drugs and medications for the treatment and prevention of cancer and other disease.

o Surgical and Medical Instrument Manufacturers and Developers: Companies that produce, manufacture and develop the tools used by health care providers in the delivery of medical care and procedures for the treatment of cancer and other diseases.

o Pharmaceutical Manufacturers: Companies that primarily engage in the mass production of existing drugs and medicines including drugs and medicines for the treatment of cancer and other diseases.

o Biotech & Medical Research: Companies that primarily research and develop new methods and procedures in the provision of health care related services for the treatment of cancer and other diseases.

The investment adviser selects portfolio securities by evaluating a company's positioning and resources that it currently expends on research and development looking for a significant percentage, or large amount, of capital invested into research and treatment of cancer and other diseases. The investment adviser also considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. The investment advisor also looks at the amount of capital a company spends on research and development because the investment adviser believes that such expenditures frequently have significant bearing on future growth.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Medical Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Medical Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

o    commercial paper
o    certificates of deposit, demand and time deposits and banker's acceptances
o    U.S. Government securities (i.e., U.S. Treasury obligations)
o    repurchase agreements

To the extent that the Medical Portfolio engages in a temporary, defensive strategy, the Medical Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Medical Portfolio are listed below and could adversely affect the net asset value, total return and value of the Medical Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Medical Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The stocks selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Medical Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry-specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react to industry-specific market or economic developments.

o Specific Risks of the Medical Industry: Medical and pharmaceutical-related companies in general are subject to the rate of change in technology, which is generally higher than that of other industries. Similarly, cancer research-related industries use many products and services of companies engaged in the medical and pharmaceutical related activities and are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances. Further, the medical research and development industry is subject to strict regulatory scrutiny and ongoing legislative action.

o Small and Medium-Size Company Risks: The Medical Portfolio may invest in the stocks of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Medical Portfolio's assets.

o Foreign Securities Risks: The Medical Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Non-Diversification Risks: As a non-diversified investment company, more of the Medical Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Medical Portfolio's shares more susceptible to certain risks than shares of a more diversified mutual fund.

o Option Transaction Risks: The Medical Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.


Investment Objective, Strategies and Risks of the Energy Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Energy Portfolio is long-term growth of capital. The Energy Portfolio seeks to obtain current income as a secondary objective.

Principal Investment Strategies
To achieve the Energy Portfolio's investment objective, under normal circumstances, at least 65% of the Energy Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as American Depositary Receipts ("ADRs") and International Depositary Receipts ("IDRs"), of U.S. and foreign companies that are engaged in the field of energy generation, exploration, distribution, equipment development and a range of alternative energy-related research and technologies. The Energy Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment. The investment adviser believes that the field of energy offers unique investment opportunities because of increasing demand and developing scarcities of traditional energy sources.

Energy Portfolio securities will be selected by the investment adviser from companies that are engaged in the development, refinement, distribution and exploration of energy resources, and the development of alternative energy resources and technologies. These companies may be large, medium or small in size if, in the investment adviser's opinion, they meet the Portfolio's investment criteria. Such companies include, but are not limited to, the following:

o    Fossil fuel providers and explorers.
o    Alternative energy research and development, and commercialization firms.
o    Energy infrastructure builders.
o    Independent energy providers.


The investment adviser selects portfolio securities by evaluating a company's positioning and business model as well as its ability to grow and expand or achieve a competitive advantage in cost/profitability and brand image in the energy field. The investment adviser also considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. Furthermore, the investment adviser looks at the amount of capital a company spends on research and development. The investment adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Energy Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Internet Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term instruments include:

o    commercial paper
o    certificates of deposit, demand and time deposits and banker's acceptance
o    U.S. Government securities (i.e., U.S. Treasury obligations)
o    repurchase agreements

To the extent that the Energy Portfolio engages in a temporary, defensive strategy, the Energy Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Energy Portfolio are listed below and could adversely affect the net asset value, total return and the value of the Energy Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Energy Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The portfolio securities selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Energy Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments. Because the Portfolio concentrates its investments in the energy industry, its securities are subject to greater volatility compared to a fund that does not concentrate its investments.

o Energy Industry Specific Risks: Companies that conduct business in the energy industry or derive a substantial portion of their revenues from energy-related activities in general are subject to changes in market supply and demand for energy commodities and rates of change in the technology for alternative energy resources which is generally higher than that of other industries.

o Small and Medium-Size Company Risks: The Energy Portfolio may invest in the equity securities of small, medium and large-size companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Energy Portfolio's assets.

o Foreign Securities Risks: The Energy Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Non-Diversification Risks: As a non-diversified investment company, more of the Energy Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Energy Portfolio's shares more susceptible to certain risks than shares of a diversified mutual fund.

o Option Transaction Risks: The Energy Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.


Investment Objective, Strategies and Risks of the Small Cap Opportunities Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Small Cap Portfolio is long-term growth of capital.

Investment Strategies
To achieve the Small Cap Portfolio's investment objective, under normal circumstances, at least 65% of the Small Cap Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of U.S. and foreign small capitalization companies that provide attractive valuation opportunities. The Small Cap Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Small Cap Portfolio's investment adviser considers small cap companies to be those that have a market capitalization of less than $1 billion. The investment adviser believes that favorable investment opportunities are available through companies that exhibit a number of the following characteristics: have little or no institutional ownership, have had short-term earnings shortfalls, have had a recent IPO but have not attracted significant analyst coverage, are selling at or below book or replacement value, and have price to earnings ratios that are less than one half of their projected growth rate.

Small Cap Portfolio securities will be selected from companies that are engaged in a number of industries if, in the investment adviser's opinion, the companies meet the Small Cap Portfolio's investment criteria. Such companies include, but are not limited to the following:

o Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

o Financial Services: Companies that engage in financial service transactions such as banking, credit cards, investment services, etc.

o Retailers: Companies that sell retail products and services via traditional stores, catalogues, telemarketing, and web-site means.

o    Manufacturing  and  Consumer  Products:   Companies  that  manufacture  and
     distribute products to retail outlets.

The investment adviser considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. The investment adviser also looks at the amount of capital a company spends on research and development.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Small Cap Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Small Cap Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term money market instruments include:

o    commercial paper
o    certificates of deposit, demand and time deposits and banker's acceptance
o    U.S. Government securities (i.e., U.S. Treasury obligations)
o    repurchase agreements

To the extent that the Small Cap Portfolio engages in this temporary, defensive strategy, the Small Cap Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Small Cap Portfolio are listed below and could adversely affect the net asset value, total return and value of the Small Cap Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Small Cap Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The portfolio securities selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Small Cap Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Small Company Risks: The Small Cap Portfolio may invest in the stocks of small-sized companies. Small-sized companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Small Cap Portfolio's assets.

o Foreign Securities Risks: The Small Cap Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks associated with investing in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Non-Diversification Risks: As a non-diversified investment company, more of the Small Cap Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Small Cap Portfolio's shares more susceptible to certain risks than shares of a more diversified mutual fund.

o Option Transaction Risks: The Small Cap Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.


Investment Objective, Strategies and Risks of the Middle East Growth Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Middle East Portfolio is long-term growth of capital.

Investment Strategies
To achieve the Middle East Portfolio's objective, under normal circumstances, at least 65% of the Middle East Portfolio's total assets will be invested in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks, such as ADRs and IDRs, of foreign companies domiciled in the Middle East region of the globe and Islamic countries and U.S. companies engaged in significant business activities in the Middle East and Islamic countries. The Middle East Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment. The Middle East Portfolio defines the "Middle East" to be that region ranging from Morocco on the North African coast, including Algeria, Tunisia, Libya, Egypt, Sudan and Chad, to the Persian Gulf region, including Israel , Lebanon, Jordan, Syria, Iraq, Iran, Saudi Arabia, Yemen, People's Republic of Yemen, Oman, United Arab Emirates, Qatar and Kuwait. "Islamic countries" include Afghanistan, Azerbaijan, Bahrain, Bangladesh, Turkey, Pakistan, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan and Uzbekistan. Based on their gross domestic products and stock market capitalizations, it is expected that Israel and Egypt will represent the largest country investments in the Middle East Portfolio.

The Middle East Portfolio's investment adviser believes that the Middle East offers significant investment opportunities. The Middle East region is characterized by wide variations in wealth, physical resources, economic development and demographics, among other fundamental measures. Some of these nations, notably Israel, have attained world-class status in areas such as technological innovation. This great divergence is encompassed in a relatively small region and is coupled with varying degrees of progress in economic development, privatization, and financial market deregulation.

The Middle East's positioning in the technology and bio-technology sectors and the historical constraints on valuation due to geo-political turmoil have created many attractive investment valuations. Historically, political risk has been manifested in local financial markets in the form of significant valuation discounts, particularly on an episodic short-term basis. Improved prospects for political stability in the region and the anticipation of progress in peace negotiations has historically resulted in significant appreciation in many of these markets. The recent advent of the Internet has provided many technology and bio-technology companies, with a strong track record for innovation, the ability to communicate electronically, access and share information and conduct business around the world.

Middle East Portfolio securities will be selected from foreign or U.S. companies that are organized under the laws of Middle East nations or which, at the time of investment are determined to hold a significant portion of their assets in or derive a significant proportion of their gross revenues from Middle East nations. These companies may be large, medium or small in size if, in the investment adviser's opinion, the companies meet the Middle East Portfolio's investment criteria. Accordingly, the Middle East Portfolio seeks to invest in securities of companies whose research and development efforts may result in higher stock values. Such companies include, but are not limited to the following:

o Computer Software: Companies that produce, manufacture and develop tools to enhance the speed, integrity and storage of data, facilitate information distribution and gathering, provide secure electronic transactions, and operate other computer and telecommunications-based applications, for U.S. and export markets.

o Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems, for U.S. and export markets.

o Internet: Companies that develop, produce and sell products and services via and in support of the Internet, especially in local markets.

o Pharmaceutical and Biotechnology: Companies that develop and market drug and medical treatment products and technologies, especially for the export marketplace.

o Local Retail Franchise: Companies that benefit from regulatory, cultural or physical characteristics specific to the region, such as non-alcoholic brewers, air conditioning distributors and financial institutions.

o Growth in Population/Wealth: Companies that benefit from local demographic trends in fields such as real estate, mortgage banking, telecommunications and food manufacturers/distributors.

The investment adviser selects portfolio securities by evaluating a company's positioning and the business model as well as its ability to grow and expand its business. The investment adviser also considers a company's fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends. The investment adviser also looks at the amount of capital a company spends on research and development. The investment adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Middle East Portfolio may invest up to 100% of its assets in high quality U.S. short-term debt securities and money market instruments. The Middle East Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term money market instruments include:

o    commercial paper
o    certificates of deposit, demand and time deposits and banker's acceptance
o    U.S. government securities (i.e., U.S. Treasury obligations)
o    repurchase agreements

To the extent that the Middle East Portfolio engages in this temporary, defensive strategy, the Middle East Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Middle East Portfolio are listed below and could adversely affect the net asset value, total return and value of the Middle East Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Middle East Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The stocks selected by the investment adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Middle East Portfolio's investment objective.

o Liquidity Risks: The investment adviser may not be able to sell portfolio securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry-specific development. Companies in the same or similar industries may share common characteristics and are more likely to react to industry-specific market or economic developments.

o Technology and Biotechnology Industry Specific Risks: Companies that conduct business on the technology and bio-technology fields are subject to the rate of change in technology and scientific innovation, as well as competition, which is generally higher than that of other industries.

o Small and Medium-Sized Company Risks: The Middle East Portfolio may invest in the stocks of small, medium and large-sized companies. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Middle East Portfolio's assets.

o Political Risks: The Middle East Portfolio will invest in securities of foreign countries that have experienced historical periods of political instability. These securities carry higher returns but involve more risks than those associated with U.S. investments.

o Foreign Securities Risks: The Middle East Portfolio will invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Emerging Market Risks: The Middle East Portfolio will invest in emerging as well as developed markets in the Middle East. Countries in emerging markets can have relatively unstable government economies based on only a few industries, and securities markets that trade a small number of issues.

o Non-Diversification Risks: As a non-diversified investment company, more of the Middle East Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Middle East Portfolio's shares more susceptible to certain risks than shares of a more diversified mutual fund.

o Option Transaction Risks: The Middle East Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment. Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.


Investment Objective, Strategies and Risks of the Asia Technology Portfolio
--------------------------------------------------------------------------------

Investment Objective
The investment objective of the Asia Technology Portfolio is long-term growth of capital.

Investment Strategies
To achieve the Asia Technology Portfolio's investment objective, under normal circumstances, at least 65% of the Asia Technology Portfolio's total assets will be invested in the equity securities of Asia companies that the portfolio manager believes is engaged in technology related business activities. Such companies may use technology extensively in the development of new or improved products or processes, although they may not be involved in research and development. The Asia Technology Portfolio may also, from time to time, utilize certain derivatives for hedging purposes and/or direct investment.

Under normal circumstances, the Asia Technology Portfolio will invest in at least three different Asian countries. The Asia Technology Portfolio considers Asian companies to include companies that are organized under the laws of any country in the Asian region, including Sri Lanka, Hong Kong, Pakistan, Japan, Thailand, Malaysia, Brunei, China, Cambodia, Taiwan, India, Indonesia, South Korea, the Philippines, Singapore, Vietnam and Myanmar. The sub-adviser also considers companies to be Asian if the Asia Technology Portfolio's sub-adviser, determines that they: (1) derive at least 50% of their revenues from goods produced or sold, investments made or services performed in or with one or more of the Asian countries; (2) maintain at least 50% of their assets in one or more Asian countries; or (3) have securities which are traded principally on the stock exchange in an Asian country.

The Asia Technology Portfolio is not restricted with respect to its allocation of the Asia Technology Portfolio's assets among Asian countries. The sub-adviser will determine such allocation in its discretion based on various factors such as the prospects for economic growth, expected inflation levels, government policies and the range of available investment opportunities.

The companies in which the Asia Technology Portfolio invests may be large, medium or small in size if, in the adviser's opinion, the companies meet the Asia Technology Portfolio's investment criteria. Furthermore, portfolio securities will be selected from a wide variety of industries. Industries likely to be represented in the investment portfolio include the Internet, computers and computer peripherals, software, electronic components and systems, communications equipment and services, semiconductors, media and information services, pharmaceuticals, hospital supply and medical devices, biotechnology products, environmental services, chemical products and synthetic materials and defense and aerospace products and services.

Asia Technology Portfolio securities are selected based on a rigorous bottom-up approach to identify undervalued stocks. The sub-adviser will emphasize intensive research and stock picking as the basis of a disciplined and systematic approach to identifying such under-priced securities. Fundamental parameters that are value and/or growth oriented are used to screen the stock universe to identify companies that are likely to outperform. In addition, regular company visits are an intrinsic part of the screening process. Other investment techniques such as top-down macro analysis and market valuation are used by the sub-adviser to support asset allocation decisions among the various Asian countries listed above. Quantitative tools are used by the sub-adviser to help identify and manage the Asia Technology Portfolio's exposure to different risk factors. The sub-adviser considers whether to sell a particular security when any of these factors materially change.

The Asia Technology Portfolio may from time to time utilize certain sophisticated investment techniques, including derivatives. Derivatives are financial instruments which derive their value from the performance of an underlying asset--another security, a commodity, or an index. Examples of these include:

o Forward Foreign Exchange Contracts. When the Asia Technology Portfolio buys a foreign security, it generally does so in a foreign currency. That currency has a price, and that price fluctuates. In order to reduce the risk of currency price swings or for other purposes, the Portfolio may buy forward foreign exchange contracts on foreign currencies. These contracts "lock in" a price for the currency at a certain future date. The Asia Technology Portfolio may also use put and call options on foreign currencies.

o Options and Warrants. An option is a contract giving the owner the right to buy ("call option") or sell ("put option") a security at a designated price ("strike price") on a certain date. A warrant is the equivalent of a call option written by the issuer of the underlying security.

o Futures Contracts. Futures contracts obligate one party to deliver and the other party to purchase a specific quantity of a commodity or a financial instrument at a designated future date, time and place. Stock index futures contracts call for a cash payment based on the increase or decrease in the value of an index. The Asia Technology Portfolio may enter into foreign currency forward contracts, repurchase agreements, ARINs, and certain other types of futures, options and derivatives with banks, brokerage firms and other investors in over-the-counter markets, not through any exchange.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Asia Technology Portfolio may invest up to 100% of its assets in high quality, debt and money market instruments issued or guaranteed by U.S. or Asian issuers or governments, their agencies or instrumentalities. The Asia Technology Portfolio may invest up to 35% of its assets in these securities to maintain liquidity. To the extent that the Asia Technology Portfolio engages in this temporary, defensive strategy, the Asia Technology Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money. The principal risks of investing in the Asia Technology Portfolio are listed below and could adversely affect the net asset value, total return and value of the Asia Technology Portfolio and your investment.

o Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value. If the stock market declines in value, the Asia Technology Portfolio is likely to decline in value and you could lose money on your investment.

o Stock Selection Risks: The stocks selected by the sub-adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Asia Technology Portfolio's investment objective.

o Liquidity Risks: The sub-adviser may not be able to sell investment securities at an optimal time or price.

o Industry Risks: Mutual funds that invest in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry-specific development. Companies in the same or similar industries may share common characteristics and are more likely to react to industry-specific market or economic developments.

o Technology Industry Specific Risks: Companies that conduct business in the technology industries are subject to government regulation and the rate of change in technology and scientific innovation, as well as competition, which is generally higher than that of other industries.

o Small and Medium-Sized Company Risks: The Asia Technology Portfolio may invest in the stocks of small, medium and large-sized companies. Small and medium-sized companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies. As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Asia Technology Portfolio's assets.

o Political Risks: The Asia Technology Portfolio invests in securities of foreign countries that have experienced historical periods of political instability. These securities carry higher returns but involve more risks than those associated with U.S. investments.

o Foreign Securities Risks: The Asia Technology Portfolio invests in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

o Emerging Markets Risks: The Asia Technology Portfolio invests in emerging as well as developed markets in Asia. Countries in emerging markets can have relatively unstable government economies based on only a few industries, and securities markets that trade a small number of issues.

o Non-Diversification Risks: As a non-diversified investment company, more of the Asia Technology Portfolio's assets may be concentrated in the common stock of any single issuer, which may make the value of the Asia Technology Portfolio's shares more susceptible to certain risks than are shares of a more diversified mutual fund.

o Derivatives Risks: The Asia Technology Portfolio may utilize derivatives for hedging purposes and/or direct investment. Derivatives contain certain special risks including the imperfect correlation between the value of the derivative instrument and the value of the underlying asset.



Investment Objective, Strategies and Risks of the Kinetics Government Money Market Portfolio

Investment Objective
The investment objective of the Government Money Market Portfolio is to provide current income consistent with the preservation of capital and maintenance of liquidity.

Investment Strategies
The Government Money Market Portfolio seeks to achieve its investment objective by investing all of its investable assets in high quality, U.S.
dollar-denominated short-term obligations that have been determined by the investment adviser, subject to the approval of the Government Money Market Portfolio's Board of Trustees, to present minimal credit risk. The Government Money Market Portfolio invests exclusively in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements that are fully collateralized by such obligations ("U.S. Government Securities"). U.S. Government Securities include direct obligations of the U.S. Treasury, such as Treasury Bills, Treasury Notes and Treasury Bonds. The Government Money Market Portfolio seeks to maintain a constant $1.00 net asset value per share.

U.S. Government Securities are high quality instruments guaranteed as to principal and interest and issued by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. Not all U.S. Government Securities are backed by the full faith and credit of the United States however. Some are backed by the right of the issuer to borrow from the U.S. Treasury; others are backed by the discretionary authority of the U.S. Government to purchase the agencies' obligations; while others are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the Government Money Market Portfolio must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment.

Yields on short-, intermediate- and long-term U.S. Government Securities are dependent on a variety of factors, including the general conditions of the money and bond markets, the size of a particular offering and the maturity of the obligation. Debt securities with longer maturities tend to produce higher capital appreciation and depreciation than do obligations with shorter maturities and lower yields. The market value of U.S. Government Securities generally varies inversely with changes in interest rates. An increase in interest rates, therefore, generally would reduce the market value of the Government Money Market Portfolio's investments in U.S. Government Securities, while a decline in interest rates generally would increase the market value of the Government Money Market Portfolio's investments in these securities.

Under a repurchase agreement, the Government Money Market Portfolio purchases a U.S. Government Security and simultaneously agrees to sell the security back to the seller at a mutually agreed-upon future price and date, normally one day or a few days later. The resale price is greater than the purchase price, reflecting an agreed-upon market interest rate premium during the Government Money Market Portfolio's holding period. While the maturities of the underlying securities in repurchase agreement transactions may be more than one year, the term of each repurchase agreement will always be less than one year. The Government Money Market Portfolio may enter into repurchase agreements with banks that are members of Federal Reserve System or securities dealers who are members of a national securities exchange or are primary dealers in U.S. Government Securities. The investment adviser monitors the creditworthiness of each firm that is a party to a repurchase agreement with the Government Money Market Portfolio.

Principal Risks of Investment
The principal risks of investing in the Government Money Market Portfolio are listed below and could adversely affect the net asset value, total return and value of the Government Money Market Portfolio and your investment.

o Interest Rate Risks: The rate of income will vary from day to day depending on short-term interest rates. It is possible that a major change in interest rates could cause the value of your investment to decline. The values of the obligations held by the Portfolio can be expected to vary inversely with changes in prevailing interest rates. Although the investment policies of the Portfolio are designed to minimize these changes and to maintain a net asset value of $1.00 per share, there is no assurance that these policies will be successful.

o Credit Risks: Changes in the credit quality rating or changes in an issuer's financial condition can also affect the Portfolio. A default on a security held, or a repurchase agreement entered into, by the Portfolio could cause the value of your investment in the Portfolio to decline.

o Repurchase Agreement Risks: One of the risks of investing in repurchase agreements is that the seller may not repurchase the securities from the Portfolio, which may result in the Portfolio selling the security for less than the price agreed upon with the seller. Another risk of repurchase agreements is that the seller may default or file for bankruptcy under which circumstances the Portfolio might have to wait through lengthy court actions before selling the securities. In the event of a default or bankruptcy by the seller, the Portfolio will liquidate those securities held under the repurchase agreement, which securities constitute collateral for the seller's obligation to repurchase the securities.


Main Risks of the Portfolios
--------------------------------------------------------------------------------

The principal risks of investing in each Portfolio are described previously in this Prospectus. The following list provides more detail about some of those risks, along with information on additional types of risks that may apply to the Portfolios.

Investing in Mutual Funds--All Portfolios
All mutual funds carry risks that may cause you to lose money on your investment in one or more of the Portfolios. The following describes the primary risks to each Portfolio based on each Portfolio's specific investment objective and strategies. As all investment securities are subject to inherent market risks and fluctuations in value due to earnings, economic and political conditions and other factors, the Portfolios can give no assurance that its investment objective will be achieved.

Market Risk--All Portfolios other than the Government Money Market Portfolio The net asset value of each Portfolio will fluctuate based on changes in the value of its underlying portfolio. The stock market is generally susceptible to volatile fluctuations in market price. Market prices of securities in which each Portfolio invests may be adversely affected by an issuer's having experienced losses or by the lack of earnings or by the issuer's failure to meet the market's expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer. The value of the securities held by the Portfolios is also subject to the risk that a specific segment of the stock market does not perform as well as the overall market. Under any of these circumstances, the value of each Portfolio's shares and total return will fluctuate, and your investment in the corresponding Portfolio may be worth more or less than your original cost when you redeem your shares.

Internet Industry Specific Risks--The Internet Portfolio, the Infrastructure Portfolio, the Emerging Growth Portfolio, the Global Growth Portfolio, and the New Paradigm Portfolio The value of each Portfolio's shares will be susceptible to factors affecting the Internet, such as heightened regulatory scrutiny and impending changes in government policies which may have a material effect on the products and services of this industry. Furthermore, securities of companies in this industry tend to be more volatile than securities of companies in other industries. Competitive pressures and changing demand may have a significant effect on the financial condition of Internet companies. These companies spend heavily on research and development and are especially sensitive to the risk of product obsolescence. The occurrence of any of these factors, individually or collectively, may adversely affect the value of a Portfolio's shares and your investment in the corresponding Fund.

Medical Research Industry-Specific Risks--The Medical Portfolio
Medical and pharmaceutical-related companies in general are subject to the rate of change in technology, which is generally higher than that of other industries. Similarly, cancer research-related industries use many products and services of companies engaged in medical and pharmaceutical-related activities and are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances. Medical research and development is also subject to strict regulatory scrutiny and ongoing legislative action.

Energy Industry-Specific Risks--The Energy Portfolio
The value of the Energy Portfolio's shares will be susceptible to factors affecting the energy industry, such as volatile market supply and demand conditions and changes in domestic government policies which may have a material effect on the products and services of this industry. Furthermore, securities of companies in this industry tend to be more volatile than securities of companies in other industries. Competitive pressures and changing demand may have a significant effect on the financial condition of energy-related companies. Alternative energy-related companies spend heavily on research and development and are especially sensitive to the risk of product obsolescence. The occurrence of any of these factors, individually or collectively, may adversely affect the value of the Energy Portfolio's shares and your investment in the Portfolio.

Other Securities a Portfolio Might Purchase--All Portfolios other than the Government Money Market Portfolio Under normal market conditions, each Portfolio invests at least 65% of its total assets in equity securities, consisting of common stocks, convertible securities, warrants and securities having the characteristics of common stocks. If the investment adviser believes that market conditions warrant a temporary defensive posture, a Portfolio may invest without limitation in high quality, short-term debt securities and money market instruments. These short-term debt securities and money market instruments include commercial paper, certificates of deposit, bankers' acceptances, and U.S. Government securities and repurchase agreements. (For the Asia Technology Portfolio, short-term debt securities and money market instruments may be issued by Asian governments, their agencies or instrumentalities.)

Securities Lending--All Portfolios other than the Government Money Market Portfolio Each Portfolio may lend its portfolio securities to broker-dealers by entering directly into lending arrangements with such broker-dealers or indirectly through repurchase agreements, amounting to no more than 33 1/3% of its assets. Repurchase transactions will be fully collateralized at all times with cash and/or short-term debt obligations. These transactions involve some risk to a Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from recovering the collateral. In the event that the original seller defaults on its obligation to repurchase, a Portfolio will seek to sell the collateral, which could involve costs or delays. To the extent proceeds from the sale of collateral are less than the repurchase price, each Portfolio forced to sell such collateral in this manner would suffer a loss.

Non-Diversification--All Portfolios other than the Government Money Market Portfolio Each Portfolio is classified as "non-diversified" under federal securities laws which means that one-half of each Portfolio's assets may be invested in two or more stocks while the other half is spread out among various investments not exceeding 5% of a Portfolio's total assets. As a result of their non-diversified status, a Portfolio's shares may be more susceptible to adverse changes in the value of the securities of a particular company than would be the shares of a diversified investment company.

Investment in Small and Medium-Size Companies--All Portfolios other than the Government Money Market Portfolio Each Portfolio may invest in small or medium-size companies. Accordingly, a Portfolio may be subject to the additional risks associated with investment in companies with small or medium-size capital structures (generally a market capitalization of $5 billion or less). The market prices of the securities of such companies tend to be more volatile than those of larger companies. Further, these securities tend to trade at a lower volume than those of larger, more established companies. If a Portfolio is heavily invested in these securities and the value of these securities suddenly decline, the net asset value of that Portfolio and your investment in the corresponding Fund will be more susceptible to significant losses.

Foreign Securities--All Portfolios other than the Government Money Market Portfolio Investing in foreign securities can carry higher returns than those generally associated with U.S. investments. However, foreign securities may be substantially riskier than U.S. investments. The economies of foreign countries may differ from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, and balance of payments position. Furthermore, the economies of developing countries generally are heavily dependent on international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protective measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade. A Portfolio may be required to obtain prior governmental approval for foreign investments in some countries under certain circumstances. Governments may require approval to invest in certain issuers or industries deemed sensitive to national interests, and the extent of foreign investment in certain debt securities and U.S. companies may be subject to limitation. Individual companies may also limit foreign ownership to prevent, among other things, violation of foreign investment limitations.

Some foreign investments may risk being subject to repatriation controls that could render such securities illiquid. Other countries might undergo nationalization, expropriation, political changes, governmental regulation, social instability or diplomatic developments (including war) that could adversely affect the economies of such countries or the value of the investments in those countries. For this reason, Portfolios that invest primarily in the securities of a single country will be greatly impacted by any political, economic or regulatory developments affecting the value of the securities. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

Emerging Market Risks--The Middle East Portfolio and the Asia Technology Portfolio Securities issued or traded in emerging markets generally entail greater risks than securities issued or traded in developed markets. For example, their prices can be significantly more volatile than prices in developed countries. Emerging market economies may also experience more severe downturns (with corresponding currency devaluations) than developed economies. Emerging market countries may have relatively unstable governments and may present the risk of nationalization of businesses, expropriation, confiscatory taxation or, in certain instances, reversion to closed market, centrally planned economies.

Because the Middle East Portfolio and the Asia Technology Portfolio invest in emerging markets regions, these Portfolio returns will be significantly more volatile and may differ substantially from the overall U.S. market generally. Your investment in either of these Portfolios has the risk that market changes or other factors affecting Asian and/or Middle Eastern region countries, including political instability and unpredictable economic conditions, may have a more significant effect on these Portfolios' net asset values than would be the case for a mutual fund invested in U.S. securities.

Regional Risks--The Middle East and the Asia Technology Portfolio Certain risks associated with international investments and investing in smaller, developing capital markets are heightened for investments in Asian and/or Middle Eastern region countries. For example, some of the currencies of Asian countries have experienced steady devaluations relative to the U.S. dollar, and major adjustments have been made in certain of these currencies periodically. Although there is a trend toward less government involvement in commerce, governments of many Asian countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government still owns or controls many companies, including some of the largest in the country. The same may be true of Middle Eastern region countries. Accordingly, government actions in the future could have a significant effect on economic conditions in Asian and Middle Eastern region countries, which could affect private sector companies and the Portfolios, as well as the value of the Portfolios' investment securities.

Portfolio Borrowing--All Portfolios
Each Portfolio may leverage up to 5% of its assets to Portfolio investment activities or to achieve higher returns. Each Portfolio may borrow money from banks for temporary or emergency purposes in order to meet redemption requests. To reduce its indebtedness, a Portfolio may have to sell a portion of its investments at a time when it may be disadvantageous to do so. In addition, interest paid by a Portfolio on borrowed funds would decrease the net earnings of both that Portfolio and your investment in the Portfolio.

Derivatives Risk--All Portfolios other than the Government Money Market Portfolio Each Portfolio may invest in derivatives such as options and futures. The successful use of the investment practices described above depends on the portfolio manager's ability to forecast stock price movements and/or currency exchange rate movements correctly. Should stock prices or exchange rates move unexpectedly, a Portfolio may not achieve the anticipated benefits of the transactions, or may realize losses, and thus be in a worse position than if such strategies had not been used. Unlike many exchange-traded futures contracts and options on futures contracts, there are no daily price fluctuation limits for certain options and forward contracts, and adverse market movements could therefore continue to an unlimited extent over a period of time. In addition, the correlation between movements in the prices of futures contracts, options and forward contracts and movements in the prices of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

A Portfolio's ability to dispose of its positions in futures contracts, options, and forward contracts depends on the availability of liquid markets in such instruments. Markets in options and futures with respect to a number of types of securities and currencies are relatively new and still developing, and there is no public market for forward contracts. It is impossible to predict the amount of trading interest that may exist in various types of futures contracts, options, and forward contracts. If a secondary market does not exist for an option purchased or written by a Portfolio, it might not be possible to effect a closing transaction in the option (i.e., dispose of the option), with the result that (1) an option purchased by a Portfolio would have to be exercised in order for the Portfolio to realize any profit and (2) a Portfolio may not be able to sell currencies or portfolio securities covering an option written by the Portfolio until the option expires or it delivers the underlying security, futures contract or currency upon exercise. Therefore, no assurance can be given that the Portfolios will be able to utilize these instruments effectively. In addition, a Portfolio's ability to engage in options and futures transactions may be limited by tax considerations and the use of certain hedging techniques may adversely impact the characterization of income to the Portfolio for U.S. federal income tax purposes.


Management of the Portfolios
--------------------------------------------------------------------------------

Investment Adviser
Each Portfolio's investment adviser is Kinetics Asset Management, Inc. ("Kinetics" or the "investment adviser"), 1311 Mamaroneck Avenue, Suite 130, White Plains, New York, 10605. Founded in 1996, Kinetics provides investment advisory services to a family of eleven mutual funds with discretionary management authority over approximately $68.5 million in assets at December 31, 2000. The management and affairs of each Portfolio is supervised by the Board of Trustees whose names and general background information appear in the SAI. The investment adviser conducts investment research and supervision for each Portfolio and is responsible for the purchase and sale of securities in the investment portfolio of each Portfolio. The investment adviser receives an annual fee from each Portfolio for its services of 1.25% of each Portfolio's (0.50% for the Government Money Market Portfolio's) average daily net assets. The investment adviser has entered into a Research Agreement with Horizon Asset Management, Inc. ("Horizon Asset Management"), a New York based investment management and research firm, for which it is responsible for the payment of all fees owing to Horizon Asset Management.

Steven R. Samson is the President and Chief Executive Officer of Kinetics. Mr. Samson has more than 24 years experience in the mutual fund and financial services industries. Lee Schultheis is the Chief Operating Officer of Kinetics. Mr. Schultheis is has more than 20 years of experience in the mutual fund and financial services industries.

Sub-Adviser - The Asia Technology Portfolio
The investment adviser has entered into a sub-advisory agreement with UOB Global Capital LLC (the "sub-adviser"), to assist it in the day-to-day management of the investment portfolio. The sub-adviser determines which securities will be purchased, retained or sold for the Asia Technology Portfolio, places orders for the Asia Technology Portfolio and provides the investment adviser with information on international investment and economic developments. The investment adviser pays the sub-adviser 50% of the Asia Technology Portfolio's management fee of 1.25% of average daily net assets.

The sub-adviser is located at 592 Fifth Avenue, Suite 602, New York, New York, 10036. The sub-adviser has entered into an arrangement with its affiliate, UOB Asset Management Ltd. (UOBAM), pursuant to which UOBAM has agreed to make available certain of its investment, operations and compliance personnel to the sub-adviser. UOBAM is located at UOB Plaza 2, 80 Raffles Place, #03-00, Singapore 048624. At December 31, 2000, together with its affiliates, the sub-adviser had discretionary management authority over approximately $2.1 billion in assets.

Portfolio Managers

Peter B. Doyle is the Chief Investment Strategist for all of the Portfolios other than the Asia Technology Portfolio. Mr. Doyle also serves as the Portfolio Manager for the New Paradigm Portfolio and is a Co-Portfolio Manager of the Internet, Medical, Energy, Small Cap and Middle East Portfolios. He is primarily responsible for the day-to-day management of each of these Portfolios' assets and securities. In early 1996, Mr. Doyle co-founded Kinetics, the investment adviser to the Portfolios. Previously, Mr. Doyle co-founded and has been a Managing Director of Horizon Asset Management. From 1988 through late 1994, Mr. Doyle was an Investment Officer in Bankers Trust Company's Investment Services Group, where he was responsible for managing approximately $250 million in assets. During his tenure at Bankers Trust Company, Mr. Doyle served on the Finance and Utility research sub-groups. Mr. Doyle holds a Bachelor of Science in Economics from St. John's University and a Masters of Business Administration from Fordham University.

Bruce P. Abel has been Co-Portfolio Manager of the Medical Portfolio and the Energy Portfolio since 1999. Mr. Abel's primary duties include research and analysis of developing scientific technologies and innovations in the medical, bio-technical and pharmaceutical industries specific to cancer research and treatment. Prior to joining Kinetics in 1999, Mr. Abel was employed with Brookhaven National Laboratory since 1989 where he worked researching, developing and implementing technical and scientific programs and systems in the areas of nuclear physics, computer programming, and industrial design. During that time, Mr. Abel was also a freelance writer for Academic Science News and Review, researching, reporting, and providing scholarly analysis and insight on a myriad of issues and developments in the fields of science and technology. Mr. Abel has over ten years experience in the fields of science, chemistry, physics, and engineering. Mr. Abel holds a Masters Degree in Mechanical Engineering with an emphasis on Nuclear Engineering, and has also studied extensively in the areas of Applied Mathematics, Hydrodynamics, Aerodynamics, and Physics.

Fred A. Froewiss has been the Portfolio Manager of the Infrastructure Portfolio since 1999. Mr. Froewiss also serves as Co-Portfolio Manager of the New Paradigm and Small Cap Portfolios. Prior to joining Kinetics in 1999, Mr. Froewiss was the Vice President of Investments at Janney Montgomery Scott, LLC from 1992 to 1999. Earlier, Mr. Froewiss spent 10 years as a Portfolio Manager in the Private Banking Division of Citibank. He started his career at IBM Corp. in the controller's office. Mr. Froewiss holds a Bachelor of Science in Accounting and a Masters of Business Administration from Pace University.

Tina Larsson is the Portfolio Manager for the Global Growth Portfolio. Ms. Larsson also serves as Co-Portfolio Manager of the Internet Portfolio and the Emerging Growth Portfolio. From 1996 to 1999, Ms. Larsson was an analyst at Horizon Asset Management for the Spin-Off Report, a research service that focuses on spin-offs, and for developing institutional market research. Ms. Larsson joined Kinetics in 1999 as an analyst for the Internet Fund and became Portfolio Manager of the Global Growth Portfolio when the Global Growth Portfolio commenced investment operations in December of 1999. Ms. Larsson holds a Bachelors of Science in Finance and a Masters of Business Administration from Pace University.

Steven Tuen, CFA, has been Co-Portfolio Manager of and Executive Adviser to the Internet Portfolio since 1999. Mr. Tuen also serves as Portfolio Manager of the Emerging Growth Portfolio and Co-Portfolio Manager of the Infrastructure Portfolio. Mr. Tuen's primary duties include research and analysis of equity securities for investment by each of these Portfolios. From 1996 to 1999, Mr. Tuen was an analyst and the Director of Research of the IPO Value Monitor, a research service that focuses on initial public offerings. From 1989 to 1996, Mr. Tuen was an analyst at Bankers Trust Company where he became a portfolio manager in the Private Banking Group. Mr. Tuen holds a Bachelor of Science in Business Administration from the City University of New York and is a Chartered Financial Analyst.

Murray Stahl is Director of research for Kinetics and Co-Portfolio Manager of the New Paradigm, Medical, Small Cap, and Middle East Portfolios. Mr. Stahl has been Chairman and a co-founder of Horizon Asset Management since 1994. Immediately prior to that, he was with Bankers Trust Company for 16 years as a portfolio manager and research analyst, and managed approximately $600 million of individual, trust and institutional client assets. As the senior fund manager, he directed the investments of three of the bank's Common Trust Funds, the Special opportunity, Utility, and Tangible Assets Funds. Mr. Stahl also served as a member of the Equity Strategy Group as well as the Investment Strategy Group, which established asset allocation development. Mr. Stahl holds a Bachelor of Arts in Economics and a Masters of Arts in History from the City University of New York and a Masters of Business Administration from Pace University.

Steven M. Bregman, CFA, is Co-Portfolio Manager of the Global Growth and Middle East Portfolio. Mr. Bregman was a co-founder and has been President of Horizon Asset Management since 1994. From 1987 through late 1994, Mr. Bregman was an Investment Officer in Bankers Trust Company's Private Clients Group, where he managed in excess of $600 million of equity and fixed-income assets. Mr. Bregman was one of a five-manager group responsible for managing the bank's largest individual relationships and for setting equity investment guidelines for the Private Bank. Mr. Bregman served in a variety of new product development projects. Mr. Bregman received a Bachelor of Arts in Economics from the City University of New York.

Thio Boon Kiat is the portfolio manger of the Asia Technology Portfolio. Thio Boon Kiat has worked with the UOB Group as an analyst since 1994. He became a portfolio manager with the sub-adviser since April 2000. Under the supervision of Daniel Chan, a member of the sub-adviser's Investment Committee, he is primarily responsible for the day-to-day management of the Portfolio's investment portfolio. Mr. Thio, who also serves as the Head of the Global Technology/Telecom Sector Investment Team of UOB Asset Management Ltd. (UOBAM), has over 6 years of investment experience. Previously, he worked in the Special Investments department at the Government of Singapore Investment Corp. Prior to that he spent 6 years as a naval officer for the Singapore Ministry of Defense. He holds a BBA from the National University of Singapore and is a Chartered Financial Analyst.


Valuation of the Portfolios
--------------------------------------------------------------------------------

Each Portfolio calculates its net asset value ("NAV") as of the close of regular trading (generally 4:00 p.m. Eastern time), on each day that the New York Stock Exchange (the "Exchange") is open for unrestricted business. In the case of the Government Money Market Portfolio, the NAV is determined as of 12:00 p.m. Eastern time. Each Portfolio's securities (other than the Government Money Market Portfolio) are valued each day at the last quoted sales price on the securities principal exchange. If market quotations are not readily available, securities will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Board of Trustees. Each Portfolio other than the Government Money Market Portfolio may use independent pricing services to assist in calculating the NAV of such Portfolio.

The Government Money Market Portfolio will utilize the amortized cost method in valuing its portfolio securities. This method involves valuing a security at its cost adjusted by a constant amortization of maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The purpose of this method of calculation is to facilitate the maintenance of a consistent net asset value per share for the Government Money Market Portfolio's feeder funds of $1.00. However, there is no assurance that the $1.00 net asset value per share will be maintained.

Trading in Foreign Securities
Trading in foreign securities may be completed at times when the Exchange is closed. In computing the NAV of each Portfolio that trades foreign securities, the investment adviser values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the Exchange. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the Exchange. Prices of foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the Exchange. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Board of Trustees.


Purchase of Beneficial Interests in the Portfolios
--------------------------------------------------------------------------------

Beneficial interests in each of the Portfolios are sold without a sales load, at the NAV next determined after an order is received by a Portfolio. Investments in a Portfolio are sold solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, insurance company separate accounts, and certain qualified pension and retirement plans. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.


Redemption of Beneficial Interests in the Portfolios
--------------------------------------------------------------------------------

An investor in a Portfolio may redeem all or any portion of its investment at the NAV next determined after a redemption request in good order is received by such Portfolio. The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the Business Day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

Each Portfolio reserves the right to pay the redemption price of beneficial interest of readily marketable securities in kind. Unless requested by an investor or deemed by the Adviser to be in the best interests of the investors in a Portfolio as a group, the Portfolio will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.


Exchange Privilege
--------------------------------------------------------------------------------

You can exchange your interest in a Portfolio for interest of any other Portfolio offered by Kinetics Portfolios Trust at no charge. You should carefully read the prospectus of a portfolio before exchanging shares into that portfolio. Be advised that exercising the exchange privilege consists of two transactions: a withdrawal of interest in one portfolio and the contribution of interest in another. You should request your exchange prior to market close to obtain that day's closing NAV. Exchange requests received after the close of the Exchange will be treated as though received on the next business day.

Taxes
--------------------------------------------------------------------------------

None of the Portfolios are required to pay federal income taxes on their ordinary income and capital gain because each Portfolio is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of a Portfolio are deemed to "pass through" to its shareholders, regardless of whether such interest, dividends or gains are distributed by the Portfolio or the Portfolio realizes losses. Under each Portfolio's operational method, it is not subject to any federal income tax. However, each shareholder in a Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Declaration of Trust and the Internal Revenue Code, as amended) of the Portfolio's ordinary income and capital gain, to the extent that the shareholder is subject to tax on its income. The Trust will inform shareholders of each Portfolio of the amount and nature of such income or gain.

The foregoing discussion relates only to federal income tax law. Income from a Portfolio also may be subject to foreign, state and local taxes, and the treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Shareholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.


Distribution of Shares
--------------------------------------------------------------------------------

Private Placement Agent
Kinetics Funds Distributor, Inc. ("KFDI"), serves as the private placement agent for the shares of the Portfolio on a best efforts basis. KFDI is a registered broker-dealer and member of the National Association of Securities Dealers, Inc. Beneficial interests in the Portfolio are issued continuously.

Portfolio Administrator
Kinetics also serves as Administrator to the Portfolios. Kinetics will be entitled to receive an annual administration fee equal to 0.10% of each Portfolio's average daily net assets. Out of these fees, Kinetics will be responsible for the payment of a portion of such fees to Firstar Mutual Fund Services, LLC ("Firstar") for certain sub-administrative services rendered to the Portfolio by Firstar.

Custodian, Transfer Agent, Dividend Disbursing Agent and Portfolio Accountant Firstar Bank, N.A. serves as Custodian for each Portfolio's cash and securities. The Custodian does not assist in, and is not responsible for, investment decisions involving assets of the Portfolios. Firstar, each Portfolios' Sub-Administrator, also acts as each Portfolio's Transfer Agent, Dividend Disbursing Agent and Portfolio Accountant.


Counsel and Independent Accountants
--------------------------------------------------------------------------------

Legal matters in connection with the issuance of shares of beneficial interests of the Trust are passed upon by Spitzer & Feldman P.C., 405 Park Avenue, New York, New York. PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Suite 1500, Milwaukee, Wisconsin has been selected as the independent accountants for the Trust for the year ending December 31, 2001.





                            KINETICS PORTFOLIOS TRUST

                       STATEMENT OF ADDITIONAL INFORMATION

                                 May 1, 2001

                         The Internet Portfolio The Internet
                         Infrastructure Portfolio The Internet
                         Emerging Growth Portfolio The Internet
                         Global Growth Portfolio The New Paradigm
                         Portfolio The Medical Portfolio The Energy
                         Portfolio The Small Cap Opportunities
                         Portfolio The Middle East Growth Portfolio
                         The Asia Technology Portfolio The Kinetics
                         Government Money Market Portfolio

                       Each of the series (individually a "Portfolio" and
                    collectively the "Portfolios") of Kinetics Portfolios Trust

This Statement of Additional Information ("SAI") provides general information about each of the Portfolios. This SAI is not a prospectus and should be read in conjunction with the Portfolios' current Prospectus dated May 1, 2001, as supplemented and amended from time to time, which is incorporated hereto by reference. To obtain a copy of the Prospectus providing general information about the Portfolios, please write or call the Portfolios at the address or telephone number shown below.

Kinetics Portfolio Trust
c/o Firstar Mutual Funds Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701
Phone: (800) 930-3828

This SAI is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). Nevertheless, beneficial interests of each portfolio series of the Trust are not being registered under the Securities Act of 1933, as amended ("1933 Act"), because such interests are issued solely to in private placement transactions to eligible investors that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in the Portfolios may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans. Neither this SAI nor the Registration Statement as a whole constitutes an offer to sell or the solicitation of an offer to buy any beneficial interests in this Portfolio or any other portfolio series of the Trust.


                                Table of Contents

General Information about Kinetics Portfolio Trust............................1
Description of the Portfolios.................................................1
Investment Restrictions.......................................................4
Investment Policies and Associated Risks......................................6
Temporary Investments.........................................................14
Portfolio Turnover............................................................15
Management of the Portfolios..................................................15
Control Persons and Principal Holders of Securities...........................17
Investment Advisers...........................................................18
Administrative Services.......................................................20
Custodian.....................................................................21
Valuation of the Portfolios...................................................21
Purchasing of Beneficial Interests in the Portfolios..........................22
Redemption of Beneficial Interests in the Portfolios..........................22
Brokerage.....................................................................23
Taxes.........................................................................24
Independent Accountants.......................................................25
Financial Statements..........................................................25
Appendix......................................................................26

General Information about Kinetics Portfolio Trust
--------------------------------------------------------------------------------

Kinetics Portfolios Trust (the "Trust") is a business trust organized pursuant to a Declaration of Trust under the laws of the State of Delaware on March 14, 2000. The Portfolio's principal business office is located at 1311 Mamaroneck Avenue, White Plains, New York 10605. Kinetics Portfolios Trust (the "Trust") is a Delaware business trust, established on March 14, 2000. The Trust is comprised of several series of mutual funds, all of which are non-diversified (except the Kinetics Government Money Market Portfolio), open-end management investment companies. The Kinetics Government Money Market Portfolio is a no-load, diversified investment company.

Capitalization

The authorized capitalization of Kinetics Portfolio Trust consists of an unlimited number of beneficial interests. Each holder of beneficial interests is entitled to vote proportionate to its interest in the Portfolio. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. Voting rights are non-cumulative.

Each Portfolio investor is entitled to a vote in proportion to the amount of its investment therein. Portfolio investors will vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in a Portfolio (if the meeting relates solely to that Portfolio), or investors holding at least 10% of the aggregate interests in the Trust (if the meeting relates to the Trust and not specifically to a Portfolio) requests in writing a meeting of investors. Changes in fundamental policies or limitations will be submitted to investors for approval.

The Trust is organized as a business trust under the laws of the State of Delaware. Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligation out of its assets.


Description of the Portfolios
--------------------------------------------------------------------------------

The investment objectives listed below are fundamental objectives and therefore cannot be changed without the approval of shareholders.

The Internet Portfolios

The Internet Portfolio, Internet Infrastructure Portfolio, Internet Emerging Growth Portfolio and Internet Global Growth Portfolio are all non-diversified portfolios with the same primary investment objective of long-term growth of capital. The Portfolios are designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary defensive periods, each Portfolio invests at least 65% of its total net assets in securities of companies that provide products or services designed for the Internet. The Portfolios should not be used as a trading vehicle.

The New Paradigm Portfolio

The New Paradigm Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary defensive periods, the Portfolio invests at least 65% of its total net assets in securities of domestic and foreign companies with business models that stand to benefit from the utilization and growth of the Internet. This Portfolio should not be used as a trading vehicle.

The Medical Portfolio

The Medical Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital. Except during temporary defensive periods, the Portfolio invests at least 65% of its total net assets in securities of domestic and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. This Portfolio should not be used as a trading vehicle.

The Energy Portfolio

The Energy Portfolio is a non-diversified fund with a primary investment objective of long-term growth of capital. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary defensive periods, each Portfolio invests at least 65% of its total net assets in securities of companies engaged in the field of energy-related activities and technologies. The Portfolios should not be used as a trading vehicle.

The Small Cap Opportunities Portfolio

The Small Cap Opportunities Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary, defensive periods, at least 65% of the Portfolio's total net assets will be invested in securities of U.S. and foreign small capitalization companies that provide attractive valuation opportunities due to lack of institutional ownership, lack of significant analyst coverage, or a short-term earnings disappointments. This Portfolio should not be used as a trading vehicle.

The Middle East Growth Portfolio

The Middle East Growth Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary, defensive periods, at least 65% of the Portfolio's total net assets will be invested in securities of foreign and U.S. companies that are domiciled and/or engaged in significant business activities in the Middle East and Islamic countries. This Portfolio should not be used as a trading vehicle.

The Asia Technology Portfolio

The Asia Technology Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth. Except during temporary, defensive periods, at least 65% of the Portfolio's total net assets will be invested, without regard to size or industry, in the equity securities of Asian companies that the portfolio manager believes will benefit significantly from technological advances or improvements. Such companies may use technology extensively in the development of new or improved products or processes or, alternatively, may benefit from the commercialization of technological advances, although they may not be involved in research and development. The Portfolio may also, from time to time, utilize certain derivatives for hedging purposes and/or direct investment. This Portfolio should not be used as a trading vehicle.

Under normal circumstances, the Portfolio will invest in at least three different Asian countries. The Portfolio considers Asian companies to include companies that are organized under the laws of any country in the Asian region, including the Sri Lanka, Hong Kong, Pakistan, Japan, Thailand, Malaysia, Brunei, China, Cambodia, Taiwan, India, Indonesia, South Korea, the Philippines, Singapore, Vietnam and Myanmar. The Portfolio also considers companies to be Asian if UOB Global Capital LLC, the Portfolio's sub-adviser, determines that they: (a) derive at least 50% of their revenues from goods produced or sold, investments made or services performed in or with one or more of the Asian countries; (b) maintain at least 50% of their assets in one or more Asian countries; or (c) have securities that are traded principally on the stock exchange in an Asian country.

The Kinetics Government Money Market Portfolio

The Kinetics Government Money Market Portfolio is a diversified portfolio with a primary objective to provide current income consistent with the preservation of capital and maintenance of liquidity. The Portfolio also seeks to achieve its investment objective in strict compliance with applicable laws and regulations, including the provisions and regulations of the 1940 Act. In particular, the Portfolio will comply with the various requirements of Rule 2a-7, which regulates money market mutual funds. The Portfolio will also determine the effective maturity of their investments, as well as their ability to consider a security as having received the requisite short-term ratings by any nationally recognized statistical rating organization (NRSRO) according to Rule 2a-7. The Portfolio may change these operational policies to reflect changes in the laws and regulations without the approval of shareholders.

Investment Restrictions
--------------------------------------------------------------------------------

The investment restrictions of a Portfolio may be changed only with the approval of the holders of a majority of a Portfolio's outstanding voting securities. As used in this SAI, "a majority of a Portfolio's outstanding voting securities" means the lesser of (1) 67% of the shares of common stock/beneficial interest of a Portfolio represented at a meeting at which more than 50% of the outstanding shares are present, or (2) more than 50% of the outstanding shares of common stock/beneficial interest of a Portfolio.

1.   The Portfolios will not act as underwriter for securities of other issuers.

2. The Portfolios will not make loans except as permitted under the securities lending restrictions as stated in the Portfolios' prospectus.

3. With respect to 50% of its total assets, the Portfolios (other than the Kinetics Government Money Market Portfolio) will not invest in the securities of any issuer if as a result the Portfolios hold more than 10% of the outstanding securities or more than 10% of the outstanding voting securities of such issuer. With respect to 75% of the Kinetics Government Money Market Portfolio's total assets, the Kinetics Government Money Market Portfolio will not invest more than 5% of its total assets in securities of any one issuer other than U.S. Government Securities.

4. The Portfolios will not borrow money or pledge, mortgage, or hypothecate its assets except to facilitate redemption requests that might otherwise require the untimely disposition of portfolio securities and then only from banks and in amounts not exceeding the lesser of 10% of their total assets valued at cost or 5% of its total assets valued at market at the time of such borrowing, pledge, mortgage, or hypothecation and except that the Portfolios may enter into futures contracts and related options.

5. The Portfolios will not invest more than 10% of the value of their net assets in illiquid securities, restricted securities, and other securities for which market quotations are not readily available. This policy shall not be deemed violated to the extent that the Portfolios invest all of their investable assets in the respective Portfolios.

6. The Internet Portfolio, Internet Infrastructure Portfolio, Internet Emerging Growth Portfolio and Internet Global Growth Portfolio will not invest in the securities of any one industry except the Internet and Internet-related industries, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentality's, if as a result, more than 20% of the Portfolios' total net assets would be invested in the securities of such industries. Except during temporary defensive periods, at least 65% of the Portfolios' total net assets will be invested in the securities of domestic and foreign companies that are engaged in the Internet and Internet-related activities.

7. The New Paradigm Portfolio will not invest in the securities of any one industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio's total net assets would be invested in the securities and such industries.

8. The Medical Portfolio will not invest in the securities of any one industry except in domestic and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio's total net assets would be invested in the securities of such industry. Except during temporary defensive periods, not less than 65% of the Portfolio's total net assets will be invested in the securities of companies engaged in the medical research, pharmaceutical and technology industries and related technology industries, generally, with an emphasis toward publicly traded entities engaged in cancer research and drug development.

9. The Energy Portfolio will not invest in the securities of any one industry except in domestic and foreign companies engaged in the field of energy generation, exploration of energy resources, refinement, distribution, equipment development and a range of alternative energy-related research and technologies, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentality's, if as a result, more than 20% of the Portfolio's total net assets would be invested in the securities of such industries. Except during temporary defensive periods, at least 65% of the Portfolio's total net assets will be invested in the securities of domestic and foreign companies that are engaged in the field of energy generation, exploration of energy resources, refinement, distribution, equipment development and a range of alternative energy-related research and technologies.

10. The Small Capital Opportunities Portfolio will not invest in the securities of any one industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio's total net assets would be invested in the securities of such industry. Except during temporary defensive periods, at least 65% of the Portfolio's total net assets will be invested in the securities of domestic and foreign small capitalization companies that provide attractive valuation opportunities due to lack of institutional ownership, lack of significant analyst coverage, or a short-term earnings disappointments.

11. The Middle East Growth Portfolio will not invest in the securities of any one industry except in foreign and U.S. companies that are engaged in business activities in the Middle East, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities if, as a result, more than 20% of the Portfolio's total net assets would be invested in the securities of such industry. Except during temporary defensive periods, at least 65% of the Portfolio's total net assets will be invested in the securities of foreign and U.S. companies that are engaged in business activities in the Middle East.

12. The Asia Technology Portfolio will not invest in the securities of any one industry except in Asian companies that the portfolio manager believes will benefit significantly from technological advances or improvements, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities if, as a result, more than 20% of the Portfolio's total net assets would be invested in the securities of such industry. Except during temporary defensive periods, at least 65% of the Portfolio's total net assets will be invested in the securities of Asian companies that the portfolio manager believes will benefit significantly from technological advances or improvements.

13. The Kinetics Government Money Market Portfolio will not invest in the securities of any one industry with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 25% of the Portfolio's total net assets would be invested in the securities of such industry.

14. The Portfolios will not purchase or sell commodities or commodity contracts, or invest in oil, gas or mineral exploration or development programs or real estate except that the Portfolios may purchase and sell securities of companies that deal in oil, gas, or mineral exploration or development programs or interests therein.

15.  The Portfolios will not issue senior securities.

If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value in the portfolio securities held by a Portfolio will not constitute a violation of such limitation. However, in the event that a Portfolio's holdings in illiquid securities reach 15% of the value of its net assets, the Adviser is authorized by the Board of Trustees to make such adjustments as necessary to reduce the holdings of illiquid securities to comply with the guidelines of paragraph number 5 above.

Investment Policies and Associated Risks
--------------------------------------------------------------------------------

The following paragraphs provide a more detailed description of the Portfolios' investment policies and risks identified in the Prospectus. Unless otherwise noted, the policies described in this SAI pertain to all of the Portfolios other than the Kinetics Government Money Market Portfolio. Furthermore, unless otherwise noted, the policies described in this SAI are not fundamental and may be changed by the Board of Trustees of the Trust without shareholder approval.

Common and Preferred Stock

Common stocks are units of ownership of a corporation. Preferred stocks are stocks that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets. Some preferred stocks may be convertible into common stock. Convertible securities are securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula.

Convertible Debt Securities

The Portfolios may invest in debt securities convertible into common stocks. Debt purchased by the Portfolios will consist of obligations of medium-grade or higher, having at least adequate capacity to pay interest and repay principal. Non-convertible debt obligations will be rated BBB or higher by S&P, or Baa or higher by Moody's. Convertible debt obligations will be rated B or higher by S&P or B or higher by Moody's. Securities rated Baa by Moody's are considered by Moody's to be medium-grade securities and have adequate capacity to pay principal and interest. Bonds in the lowest investment grade category (BBB) have speculative characteristics, with changes in the economy or other circumstances more likely to lead to a weakened capacity of the bonds to make principal and interest payments than would occur with bonds rated in higher categories. Securities rated B are referred to as "high-risk" securities, generally lack characteristics of a desirable investment, and are deemed speculative with respect to the issuer's capacity to pay interest and repay principal over a long period of time. See "Appendix" to this Statement of Additional Information for a description of debt security ratings.

When-Issued and Delayed Delivery Transactions

The Portfolios (including the Kinetics Government Money Market Portfolio) may purchase securities on a when-issued, delayed-delivery or forward commitment basis. These transactions generally involve the purchase of a security with payment and delivery due at some time in the future. A Portfolio does not earn interest on such securities until settlement and bears the risk of market value fluctuations in between the purchase and settlement dates. If the seller fails to complete the sale, a Portfolio may lose the opportunity to obtain a favorable price and yield. While the Portfolios will generally engage in such when-issued, delayed-delivery and forward commitment transactions with the intent of actually acquiring the securities, a Portfolio may sometimes sell such a security prior to the settlement date.

The Portfolios may also sell securities on a delayed-delivery or forward commitment basis. If Portfolios do so, they will not participate in future gains or losses on the security. If the other party to such a transaction fails to pay for the securities, the Portfolios could suffer a loss.

Restricted and Illiquid Securities

Each Portfolio may invest in a limited amount of restricted securities. Restricted securities are securities that are thinly traded or whose resale is restricted by federal securities laws. Restricted securities are any securities in which the Portfolios may invest pursuant to their investment objective and policies but which are subject to restrictions on resale under federal securities laws.

Fixed-Income Securities

The fixed-income securities in which the Portfolios may invest are generally subject to two kinds of risk: credit risk and market risk.

Credit risk relates to the ability of the issuer to meet interest and principal payments, as they come due. The ratings given a security by Moody's and S&P provide a generally useful guide as to such credit risk. The lower the rating given a security by such rating service, the greater the credit risk such rating service perceives to exist with respect to such security. Increasing the amount of Portfolio assets invested in unrated or lower-grade securities, while intended to increase the yield produced by those assets, will also increase the credit risk to which those assets are subject.

Market risk relates to the fact that the market values of securities in which the Portfolios may invest generally will be affected by changes in the level of interest rates. An increase in interest rates will tend to reduce the market values of such securities, whereas a decline in interest rates will tend to increase their values. Medium- and lower-rated securities (Baa or BBB and lower) and non-rated securities of comparable quality tend to be subject to wilder fluctuations in yields and market values than higher-rated securities. Medium-rated securities (those rated Baa or BBB) have speculative characteristics while lower-rated securities are predominantly speculative. The Portfolios are not required to dispose of debt securities whose ratings are downgraded below these ratings subsequent to the Portfolios' purchase of the securities. Relying in part on ratings assigned by credit agencies in making investments will not protect the Portfolios from the risk that the fixed-income securities in which the Portfolios invest will decline in value. Credit ratings represent evaluations of the safety of principal, dividend and interest payments on preferred stocks and debt securities, not the market values of such securities, and such ratings may not be changed on a timely basis to reflect subsequent events.

At no time will the Portfolios have more than 5% of their respective total assets invested in any fixed-income securities that are unrated or rated below investment grade either at the time of purchase or as a result of a reduction in rating after purchase.

Depositary Receipts. The Portfolios may invest in American Depositary Receipts ("ADRs") or other forms of depositary receipts, such as International Depositary Receipts ("IDRs"). Depositary receipts are typically issued in connection with a U.S. or foreign bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. Investments in these types of securities involve certain inherent risks generally associated with investments in foreign securities, including the following:

     Political and Economic Factors. Individual foreign economies of certain countries may differ favorably or unfavorably from the United States economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, diversification and balance of payments position. The internal politics of certain foreign countries may not be as stable as those of the United States. Governments in certain foreign countries also continue to participate to a significant degree, through ownership interest or regulation, in their respective economies. Action by these governments could include restrictions on foreign investment, nationalization, expropriation of goods or imposition of taxes, and could have a significant effect on market prices of securities and payment of interest. The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by the trade policies and economic conditions of their trading partners. Enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

     Currency Fluctuations. A change in the value of any foreign currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of an ADR's underlying portfolio securities denominated in that currency. Such changes will affect the Portfolio to the extent that the Portfolio is invested in ADRs comprised of foreign securities.

     Taxes. The interest and dividends payable on certain foreign securities comprising an ADR may be subject to foreign withholding taxes, thus reducing the net amount of income to be paid to the Portfolios and that may ultimately be available for distribution to the Portfolio's shareholders.

Derivatives

Buying Call and Put Options. The Portfolios may purchase call options. Such transaction may be entered into in order to limit the risk of a substantial increase in the market price of the security that each Portfolio intends to purchase. Prior to its expiration, a call option may be sold in a closing sale transaction. Any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the call option plus the related transaction cost.

The Portfolios may purchase put options. By buying a put, each Portfolio has the right to sell the security at the exercise price, thus limiting its risk of risk of loss through a decline in the market value of the security until the put expires. The amount of any appreciation in the value of the underlying security will be partially offset by the amount of the premium paid for the put option and any related transaction cost. Prior to its expiration, a put option may be sold in a closing sale transaction and any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs.

Writing (Selling) Call and Put Options. The Portfolios may write covered options on equity and debt securities and indices. This means that, in the case of call options, so long as each Portfolio is obligated as the writer of a call option, it will own the underlying security subject to the option and, in the case of put options, it will, through its custodian, deposit and maintain either cash or securities with a market value equal to or greater than the exercise price of the option.

Covered call options written by the Portfolios give the holder the right to buy the underlying securities from the Portfolios as a stated exercise price. A call option written by the Portfolios is "covered" if the Portfolios own the underlying security that is subject to the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Portfolios hold a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolios in cash and high grade debt securities in a segregated account with its custodian bank. The Portfolios may purchase securities, which may be covered with call options solely on the basis of considerations consistent with the investment objectives and policies of the Portfolios. The Portfolios' turnover may increase through the exercise of a call option; this will generally occur if the market value of a "covered" security increases and the Portfolio has not entered in to a closing purchase transaction.

As a writer of an option, each Portfolio receives a premium less a commission, and in exchange foregoes the opportunity to profit from any increase in the market value of the security exceeding the call option price. The premium serves to mitigate the effect of any depreciation in the market value of the security. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price, the volatility of the underlying security, the remaining term of the option, the existing supply and demand, and the interest rates.

The writer of a call option may have no control over when the underlying securities must be sold because the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Exercise of a call option by the purchaser will cause each Portfolio to forego future appreciation of the securities covered by the option. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. Thus during the option period, the writer of a call option gives up the opportunity for appreciation in the market value of the underlying security or currency above the exercise price. It retains the risk of the loss should the price of the underlying security or foreign currency decline. Writing call options also involves risks relating to each Portfolio's ability to close out the option it has written.

Each Portfolio may write exchange-traded call options on its securities. Call options may be written on portfolio securities indices, or foreign currencies. With respect to securities and foreign currencies, the Portfolio may write call and put options on an exchange or over-the-counter. Call options on portfolio securities will be covered since the Portfolio will own the underlying securities. Call option on securities indices will be written only to hedge in an economically appropriate way portfolio securities that are not otherwise hedged with options or financial futures contracts and will be "covered" by identifying the specific portfolio securities being hedged. Options on foreign currencies will be covered by securities denominated in that currency. Options on securities indices will be covered by securities that substantially replicated the movement of the index.

A put option on a security, security index, or foreign currency gives the purchaser of the option, in return for the premium paid to the writer (seller), the right to sell the underlying security, index, or foreign currency at the exercise price at any time during the option period. When each Portfolio writes a secured put option, in will gain a profit in the amount of the premium, less a commission, so long as the price of the underlying security remains above the exercise price. However, each Portfolio remains obligated to purchase the underlying security from the buyer of the put option (usually in the event the price of the security falls bellows the exercise price) at any time during the option period. If the price of the underlying security falls below the exercise price, the Portfolios may realize a loss in the amount of the difference between the exercise price and the sale price of the security, less the premium received. Upon exercise by the purchaser, the writer of a put option has the obligation to purchase the underlying security or foreign currency at the exercise price. A put option on a securities index is similar to a put option on an individual security, except that the value of the option depends on the weighted value of the group of securities comprising the index and all settlements are made in cash.

During the option period, the writer of a put option has assumed the risk that the price of the underlying security or foreign currency will decline below the exercise price. However, the writer of the put option has retained the opportunity for an appreciated above the exercise price should the market price of the underlying security or foreign currency increase. Writing put options also involves risks relating to the Portfolios' ability to close out the option that it has written.

The writer of an option who wishes to terminate his or her obligation may effect a "closing purchase transaction" by buying an option of the same series as the option previously written. The effect of the purchase is that the clearing corporation will cancel the writer's position. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. There is also no guarantee that the Portfolios will be able to effect a closing purchase transaction for the options it has written.

Effecting a closing purchase transaction in the case of a written call option will permit the Portfolios to write another call option on the underlying security with a different exercise price, expiration date, or both. Effecting a closing purchase transaction will also permit the Portfolios to use cash or proceeds from the investments. If a Portfolio desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing purchase transaction before or at the same time as the sale of the security.

The Portfolios will realize a profit from a closing purchase transaction if the price of the transaction is less than the premium received from writing the option. Likewise, the Portfolios will realize a loss from a closing purchase transaction if the price of the transaction is more than the premium received from writing the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by a Portfolio.

Writing Over-The-Counter ("OTC") Options. The Portfolios may engage in options transactions that trade on the OTC market to the same extent that it intends to engage in exchange traded options. Just as with exchange traded options, OTC options give the holder the right to buy an underlying security from, or sell an underlying security to, an option writer at a stated exercise price. However, OTC options differ from exchange traded options in certain material respects.

OTC options are arranged directly with dealers and not, as is the case with exchange traded options, through a clearing corporation. Thus, there is a risk of non-performance by the dealer. Because there is no exchange, pricing is typically done by reference to information obtained from market makers. Since OTC options are available for a greater variety of securities and in a wider range of expiration dates and exercise prices, the writer of an OTC option is paid the premium in advance by the dealer.

A writer or purchaser of a put or call option can terminate it voluntarily only by entering into a closing transaction. There can be no assurance that a continuously liquid secondary market will exist for any particular option at any specific time. Consequently, the Portfolios may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it. Similarly, when a Portfolio writes an OTC option, it generally can close out that option prior to its expiration only by entering into a closing purchase transaction with the dealer to which it originally wrote to option. If a covered call option writer cannot effect a closing transaction, it cannot sell the underlying security or foreign currency until the option expires or the option is exercised. Therefore, the writer of a covered OTC call option may not be able to sell an underlying security even though it might otherwise be advantageous to do so. Likewise, the writer of a secured OTC put option may be unable to sell the securities pledged to secure the put for other investment purposes while it is obligated as a put writer. Similarly, a purchaser of an OTC put or call option might also find it difficult to terminate its position on a timely basis in the absence of a secondary market.

The staff of the Securities and Exchange Commission has often taken the position that purchased OTC options and the assets used to "cover" written OTC options are illiquid securities. The Portfolios will adopt procedures for engaging in OTC options transactions for the purpose of reducing any potential adverse effect of such transactions on the liquidity of the Portfolios.

Futures Contracts. The Portfolios may buy and sell stock index futures contracts traded on domestic stock exchanges to hedge the value of its portfolio against changes in market conditions. A stock index futures contract is an agreement between two parties to take or make delivery of an amount of cash equal to a specified dollar amount, times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. A stock index futures contract does not involve the physical delivery of the underlying stocks in the index. Although stock index futures contracts call for the actual taking or delivery or cash, in most cases a Portfolio expects to liquidate its stock index futures positions through offsetting transactions, which may result in a gain or a loss, before cash settlement is required.

Each Portfolio will incur brokerage fees when it purchases and sells stock index futures contracts, and at the time a Portfolio purchases or sells a stock index futures contract, it must make a good faith deposit known as the "initial margin". Thereafter, a Portfolio may need to make subsequent deposits, known as "variation margin", to reflect changes in the level of the stock index. Each Portfolio may buy or sell a stock index futures contract so long as the sum of the amount of margin deposits on open positions with respect to all stock index futures contracts does not exceed 5% of a Portfolio's net assets.

To the extent a Portfolio enters into a stock index futures contract, it will maintain with its custodian bank (to the extent required by the rules of the SEC) assets in a segregated account to cover its obligations. Such assets may consist of cash, cash equivalents, or high quality debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contract and the aggregate value of the initial and variation margin payments.

Risks Associated With Options and Futures. Although the Portfolios may write covered call options and purchase and sell stock index futures contracts to hedge against declines in market value of their portfolio securities, the use of these instruments involves certain risks. As the writer of covered call options, each Portfolio receives a premium but loses any opportunity to profit from an increase in the market price of the underlying securities declines, though the premium received may partially offset such loss.

Although stock index futures contracts may be useful in hedging against adverse changes in the value of each Portfolio's investment securities, they are derivative instruments that are subject to a number of risks. During certain market conditions, purchases and sales of stock index futures contracts may not completely offset a decline or rise in the value of each Portfolio's investments. In the futures markets, it may not always be possible to execute a buy or sell order at the desired price, or to close out an open position due to market conditions, limits on open positions and/or daily price fluctuations. Changes in the market value of each Portfolio's investment securities may differ substantially from the changes anticipated by a Portfolio when it established its hedged positions, and unanticipated price movements in a futures contract may result in a loss substantially greater than such Portfolio's initial investment in such a contract.

Successful use of futures contracts depends upon the sub-adviser's ability to correctly predict movements in the securities markets generally or of a particular segment of a securities market. No assurance can be given that the sub-adviser's judgment in this respect will be correct.

The CFTC and the various exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short position that any person may hold or control in a particular futures contract. Trading limits are imposed on the number of contracts that any person may trade on a particular trading day. An exchange may order the liquidation of positions found to be in violation of these limits and it may impose sanctions or restrictions. These trading and positions limits will not have an adverse impact on a Portfolio's strategies for hedging its securities.

Investment Policies and Risks of the Kinetics Government Money Market Portfolio The following paragraphs provide a more detailed description of the Kinetics Government Money Market Portfolio's (for the purposes of this section, the "Portfolio") investment policies and risks identified in the Prospectus. Unless otherwise noted, the policies described below are not fundamental and may be changed by the Board of Trustees of the Trust without shareholder approval.

Repurchase Agreements. The Portfolio may invest in repurchase agreements which are arrangements with banks, brokers/dealers, and other recognized financial institutions to sell securities to the Portfolio and to repurchase them at a mutually agreed upon time and price within one year from the date of acquisition. The Portfolio or its custodian will take possession of the securities subject to the terms of the repurchase agreements, and these securities will be marked to market daily. To the extent that the original seller does not repurchase the securities from the Portfolio, the Portfolio could receive less than the repurchase price on any sale of such securities.

In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Portfolio might be delayed pending court action. The Portfolio believes that under the regular procedures normally in effect for custody of the Portfolio's assets subject to repurchase agreements, a court of competent jurisdiction would rule in favor of the Portfolio and allow retention or disposition of such securities. The Portfolio will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Portfolio's adviser to be creditworthy pursuant to guidelines established by the Board of Trustees.

When-Issued and Delayed Delivery Transactions. The Portfolio may purchase short-term obligations on a when-issued or delayed delivery basis. These transactions are arrangements in which the Portfolio purchases securities with payment and delivery scheduled for a future time. The seller's failure to complete these transactions may cause the Portfolio to miss a price or yield considered advantageous. Settlement dates may be a month or more after entering into these transactions and the market values of the securities purchased may vary from the purchase prices.

The Portfolio may dispose of a commitment prior to settlement if the investment adviser deems it appropriate to do so. In addition, the Portfolio may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Portfolio may realize short-term profits or losses upon the sale of such commitments.

These transactions are made to secure what is considered to be an advantageous price or yield for the Portfolio. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of the Portfolio sufficient to make payment for the securities to be purchased are segregated on the Portfolio's records at the trade date. These assets are marked to market daily and are maintained until the transaction is settled. The Portfolio does not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of its assets.

Other Money Market Funds. As an efficient means of carrying out the investment policies, the Portfolio may invest in the securities of other money market funds. A disadvantage to investing in other money market funds is that they also carry certain expenses such as management fees. As a result, any investment by the Portfolio in shares of other money market funds may duplicate certain shareholder expenses.

More About the Asia Technology Portfolio's Investment in Technology and Science Driven Companies. The sub-adviser for the Asia Technology Portfolio believes that because of rapid advances in technology, science, and biotechnology, an investment in companies with business operations in these areas will offer substantial opportunities for long-term capital appreciation. Of course, prices of common stocks of even the best managed, most profitable corporations are subject to market risk, which means their stock prices can decline. In addition, swings in investor psychology or significant trading by large institutional investors can result in price fluctuations. Industries likely to be represented in the portfolio include the Internet, computers, networking and internetworking software, computer aided design, telecommunications, media and information services, medical devices and biotechnology. The Portfolio may also invest in the stocks of companies that should benefit from the commercialization of technological advances, although they may not be directly involved in research and development.

The technology, science, and biotechnology areas have exhibited and continue to exhibit rapid growth due to the mass adoption of the Internet, both through increasing demand for existing products and services and the broadening of the technology market. In general, the stocks of large capitalized companies that are well established in the technology market can be expected to grow with the market and will frequently be found in the Portfolio's cache of investment securities. The expansion of technology and its related industries, however, also provides a favorable environment for investment in small to medium capitalized companies. The Portfolio's investment policies are not limited to any minimum capitalization requirement and the Portfolio may hold securities without regard to the capitalization of the issuer. The sub-adviser's overall stock selection for the Portfolio is not based on the capitalization or size of the company but rather on an assessment of the company's fundamental prospects.

Companies in the rapidly changing fields of technology, science, and biotechnology face special risks. For example, their products or services may not prove commercially successful or may become obsolete quickly. The value of the Portfolio's shares may be susceptible to factors affecting the technology and science areas and to greater risk and market fluctuation than an investment in a fund that invests in a broader range of portfolio securities not concentrated in any particular industry. As such, the Portfolio is not an appropriate investment for individuals who are not long-term investors and who, as their primary objective, require safety of principal or stable income from their investments. The technology, science, and biotechnology areas may be subject to greater governmental regulation than many other areas and changes in governmental policies and the need for regulatory approvals may have a material adverse effect on these areas. Additionally, companies in these areas may be subject to risks of developing technologies, competitive pressures and other factors and are dependent upon consumer and business acceptance as new technologies evolve.

Temporary Investments
--------------------------------------------------------------------------------

Due to the changing nature of the Internet and related companies, the national economy and market conditions, the Internet Portfolio, Internet Infrastructure Portfolio, Internet Emerging Growth Portfolio, Internet Global Growth Portfolio and New Paradigm Portfolio may, as a temporary defensive measure, invest without limitation, in short-term debt securities and money market securities with a rating of A2-P2 or higher.

Due to the changing nature of the medical research, biopharmaceutical and treatment industry, the national economy and market conditions, the Medical Portfolio may, as a temporary defensive measure, invest without limitation, in short-term money market securities with a rating of A2-P2 or higher.

Due to the changing nature of the energy industry and alternative energy resources technology, the national economy and market conditions, the Energy Portfolio may, as a temporary defensive measure, invest without limitation, in short-term money market securities with a rating of A2-P2 or higher.

In order to have funds available for redemption and investment opportunities, the Portfolios, except the Kinetics Government Money Market Portfolio, may also hold a portion of their assets in cash or U.S. short-term money market instruments. Certificates of deposit purchased by the Portfolios will be those of U.S. banks having total assets at the time of purchase in excess of $1 billion, and bankers' acceptances purchased by the Portfolios will be guaranteed by U.S. or foreign banks having total assets at the time of purchase in excess of $1 billion. The Portfolios anticipate that not more than 10% of its total assets will be so invested or held in cash at any given time, except when the Portfolios are in a temporary defensive posture.

Portfolio Turnover
--------------------------------------------------------------------------------

In order to qualify for the beneficial tax treatment afforded regulated investment companies, and to be relieved of Federal tax liabilities, the Portfolios must distribute substantially all of their net income to shareholders generally on an annual basis. Thus, the Portfolios may have to dispose of portfolio securities under disadvantageous circumstances to generate cash or borrow cash in order to satisfy the distribution requirement. The Portfolios do not trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time they have been held. The table below shows the portfolio turnover rates for the past fiscal year.

        ---------------------------------------------- -------------------------
                                                             April 28, 2000*
                                                                 through
                                                            December 31, 2000
        Portfolio turnover rate for:
        ---------------------------------------------- -------------------------
        The Internet Portfolio                                     16%
        The Internet Infrastructure Portfolio                      26%
        The Internet Emerging Growth Portfolio                     30%
        The Internet Global Growth Portfolio                       20%
        The New Paradigm Portfolio                                 89%
        The Medical Portfolio                                       1%
        The Energy Portfolio                                       N/A
        The Small Cap Opportunities Portfolio                      198%
        The Middle East Growth Portfolio                           54%
        The Asia Technology Portfolio                              82%
        The Kinetics Government Money Market Portfolio             N/A
        ---------------------------------------------- -------------------------
         * This is the earliest date on which a Portfolio commenced operations.

Management of the Portfolios
--------------------------------------------------------------------------------
Board of Trustees

The management and affairs of the Portfolios are supervised by the Board of Trustees of the Trust. The Board consists of the same eight individuals, five of whom are not "interested persons" of the Trust as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Trustees are fiduciaries for the Portfolios' shareholders and are governed by the laws of the State of Delaware in this regard. Each Board establishes policies for the operation of the Portfolios and appoints the officers who conduct the daily business of the Portfolios. Officers and Trustees of the Trust are listed below with their addresses, present positions with the Trust and principal occupations over at least the last five years.


------------------------------------- -------- ---------------------- --------------------------------------------
Name and Address                        Age      Position with the               Principal Occupation
                                                       Trust                  during the Past Five Years
------------------------------------- -------- ---------------------- --------------------------------------------
*Steven R. Samson                       47     President & Chairman   President and CEO, Kinetics Asset
142 Hardscradble Rakes Road                    of the Boards          Management, Inc. (1999 to Present);
Chappaqua, NY 10514                                                   President, The Internet Fund, Inc. (1999
                                                                      to Present); Managing Director, Chase
                                                                      Manhattan Bank (1993 to 1999).
------------------------------------- -------- ---------------------- --------------------------------------------
*Murray Stahl                           47     Trustee                President, Horizon Asset Management, an
30 Haights Cross Road                                                 investment adviser (1994 to Present).
Chappaqua, NY  10514
------------------------------------- -------- ---------------------- --------------------------------------------
Steven T. Russell                       37     Independent Trustee    Attorney and Counselor at Law, Steven
146 Fairview Avenue                                                   Russell Law Firm (1994 to Present);
Bayport, NY 11705                                                     Professor of Business Law, Suffolk County
                                                                      Community College (1997 to Present).
------------------------------------- -------- ---------------------- --------------------------------------------
Douglas Cohen, C.P.A.                   39     Independent Trustee    Wagner, Awerma & Strinberg, LLP Certified
6 Saywood Lane                                                        Public Accountant (1997 to present); Leon
Stonybrook, NY  11790                                                 D. Alpern & Co. (1985 to 1997).
------------------------------------- -------- ---------------------- --------------------------------------------
William J. Graham                       39     Independent Trustee    Attorney, Bracken & Margolin, LLP (1997 to
856 Hampshire Road                                                    Present). Gabor & Gabor (1995 to 1997)
Bayshore, NY  11706
------------------------------------- -------- ---------------------- --------------------------------------------
Peter B. Doyle                          38     Independent Trustee    Director and Officer, Horizon Asset
23 Montrose Road                                                      Management, Inc. (1994 to Present); Chief
Scarsdale, NY 10583                                                   Investment Strategic, Kinetics Mutual
                                                                      Fund, Inc. (1998 to Present).
------------------------------------- -------- ---------------------- --------------------------------------------
Joseph E. Breslin                       47     Independent Trustee    Senior Vice President, Marketing & Sales,
54 Woodland Drive                                                     IBJ Whitehall Financial Group, a financial
Rye Brook, NY  10573                                                  services company (1999 to Present);
                                                                      formerly President, J.E. Breslin & Co., an
                                                                      investment management consulting firm
                                                                      (1994 to 1999).
------------------------------------- -------- ---------------------- --------------------------------------------
John J. Sullivan                        69     Independent Trustee    Retired; Senior Advisor, Long Term Credit
31 Hemlock Drive                                                      Bank of Japan, Ltd.; Executive Vice
Sleepy Hollow, NY  10591                                              President, LTCB Trust Company.
------------------------------------- -------- ---------------------- --------------------------------------------
Lee W. Schultheis                       45     Vice President &       Managing Director & COO of Kinetics Asset
54 Kelsey Ridge Road                           Treasurer of the       Management (1999 to Present); President &
Freeport, ME  04032                            Trust                  Director of Business. Development, Vista
                                                                      Fund Distributors, Inc. (1995 to 1999);
                                                                      Managing Director, Forum Financial Group,
                                                                      a mutual fund services company.
------------------------------------- -------- ---------------------- --------------------------------------------

* "Interested persons" as defined in the 1940 Act.

Compensation

For their service as Trustees of the Trust, the Independent Trustees receive an aggregate fee of $15,000 per year and $1,000 per meeting attended (including Pricing or Audit Committee Meetings), as well as reimbursement for expenses incurred in connection with attendance at such meetings. In addition, each committee chairman of the Trust (such as the Audit Committee or Pricing Committee) receives an additional fee of $5,000 per year for his service as chairman. The "interested persons" who serve as Trustees of the Trust receive no compensation for their service as Trustees. None of the executive officers receive compensation from the Portfolios. The following tables provide compensation information for the Trustees for the year-ended December 31, 2000.

                            Kinetics Portfolios Trust

                               Compensation Table

---------------------------- ----------------- ----------------------- ---------------------- ------------------------
Name and Position            Aggregate         Pension or Retirement      Estimated Annual    Total Compensation
                             Compensation      Benefits Accrued as        Benefits Upon       from Portfolio and
                             From Portfolios   Part of Portfolio          Retirement          Portfolio Complex Paid
                                               Expenses                                       to Trustees**
---------------------------- ----------------- ----------------------- ---------------------- ------------------------
Steven R. Samson*                  None                 None                   None                    None
Chairman and Trustee
Murray Stahl*                      None                 None                   None                    None
Trustee
Peter B. Doyle*                    None                 None                   None                    None
Trustee
Steven T. Russell                $13,250                None                   None                 $20,491.28
Independent Trustee
Douglas Cohen, CPA               $17,250                None                   None                 $24,491.28
Independent Trustee
William J. Graham                $13,250                None                   None                 $20,491.28
Independent Trustee
Joseph E. Breslin                $13,250                None                   None                 $22,988.24
Independent Trustee
John J. Sullivan                 $13,250                None                   None                 $ 20,491.28
Independent Trustee
---------------------------- ----------------- ----------------------- ---------------------- ------------------------

* "Interested person" as defined under the 1940 Act.

** Includes compensation paid by Kinetics Mutual Funds, Inc.


Management Ownership

The percentage of the Portfolio's interests owned or controlled by the executive officers and/or Trustees of the Portfolios is less than 1% of the interest of the Portfolio.


Control Persons and Principal Holders of Securities
--------------------------------------------------------------------------------
A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledge the existence of control. As of the commencement of investment operations, the Portfolios could be deemed to be under the control of Kinetics Mutual Funds, Inc. through its series, The Internet Fund, The Internet Infrastructure Fund, The Internet Emerging Growth Fund, The Internet Global Growth Fund, The Internet New Paradigm Fund, The Small Cap Opportunities Fund, The Middle East Growth Fund, The Medical Fund, The Asia Technology Fund, The Energy Fund, and The Kinetics Government Money Market Fund (each a "Fund" and collectively the "Funds"). As of such time, Kinetics Mutual Funds, Inc. through the Funds, was the owner of over 90% of the value of the outstanding interests in the Trust. Any investor owing more than 50% of the value of the outstanding interests in a Portfolio may take actions without the approval of any other investor who invests in such Portfolio.

Investment Advisers
--------------------------------------------------------------------------------

Kinetics Asset Management, Inc. ("Kinetics" or the "Adviser") is a New York corporation that serves as the investment adviser to the Portfolios. Steven R. Samson is the President and Chief Executive Officer of Kinetics. Mr. Samson has over 24 years experience in the mutual funds and financial services industries. Mr. Lee Schultheis is the Chief Operating Officer of Kinetics and has more than 20 years experience in the mutual funds and financial services industries.

On April 25, 2000, the Board of the Trustees of the Trust, on behalf of the Portfolios, approved a management and advisory contract (the "Agreement") with Kinetics. This Agreement continues on a year-to-year basis provided that specific approval is voted at least annually by the Board of Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Portfolios. In either event, it must also be approved by a majority of the trustees of the Portfolio who are neither parties to the Agreement nor "interested persons" as defined in the 1940 Act at a meeting called for the purpose of voting on such approval. The Adviser's investment decisions are made subject to the direction and supervision of the Board of Trustees. The Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolios. Ultimate decisions as to the investment policy and as to individual purchases and sales of securities are made by the Portfolio's officers and the Trustees.

Under the Agreement, Kinetics furnishes investment advice to the Portfolios by continuously reviewing the portfolio and recommending to the Portfolios to what extent, securities should be purchased or disposed. Pursuant to the Agreement, the Adviser:

(1)  renders research, statistical and advisory services to the Portfolios;

(2)  makes  specific   recommendations  based  on  the  Portfolios'   investment
     requirements;

(3) pays the salaries of those of the Portfolios' employees who may be officers or directors or employees of the investment adviser.

Sub-Adviser

On June 20, 2000, the Board of Trustees, on behalf of the Asia Technology Portfolio, approved a sub-advisory agreement between the Adviser and UOB Global Capital LLC (the "sub-adviser"), pursuant to which the sub-adviser will assist it in the day-to-day management of the investment portfolio. The sub-advisory agreement continues on a year-to-year basis provided that specific approval is voted at least annually by the Board of Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Portfolio. In either event, it must also be approved by a majority of the trustees of the Portfolio who are neither parties to the Agreement nor "interested persons" as defined in the 1940 Act at a meeting called for the purpose of voting on such approval. The Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio. In the event that the Advisory Agreement under any circumstances, the sub-advisory agreement shall also automatically be terminated.

The sub-adviser determines which securities will be purchased, retained or sold for the Asia Technology Portfolio, places orders for the Portfolio and provides the investment adviser with information on international investment and economic developments.

The sub-adviser is located at 592 Fifth Avenue, Suite 602, New York, New York 10036. The sub-adviser has entered into an arrangement with its affiliate, UOB Asset Management Ltd. (UOBAM), pursuant to which UOBAM has agreed to make available certain of its investment, operations and compliance personnel to the sub-adviser. UOBAM is located at UOB Plaza 2, 80 Raffles Place, #03-00, Singapore 048624. At December 31, 2000, together with its affiliates, the sub-adviser had discretionary management authority over approximately $2.1 billion in assets.

Under the Sub Advisory Agreement, Kinetics supervises the sub-adviser which, in turn, furnishes investment advice to the Portfolio by continuously reviewing the portfolio and recommending to the Portfolio when, and to what extent, securities should be purchased or disposed. The sub-adviser's investment decisions are made subject to the direction and supervision of the Adviser and the Board of Trustees. Ultimate decisions as to the investment policy and as to individual purchases and sales of securities are made by the Portfolio's officers and the Trustees. Pursuant to the Agreement, the Adviser is responsible directly, or indirectly through the sub-adviser, for:

(1)  rendering research, statistical and advisory services to the Portfolio;

(2)  making  specific   recommendations  based  on  the  Portfolio's  investment
     requirements; and

(3) paying the salaries of those of the Portfolio's employees who may be officers or directors or employees of the investment adviser.

Advisory Fees

For the above services, the Portfolios have each agreed to pay to Kinetics an annual fee of 1.25% (or 0.50% in the case of the Kinetics Government Money
Market Portfolio) of the Portfolios' average daily net assets. All fees are computed on the average daily closing net asset value ("NAV") of the Portfolio and are payable monthly. The fee is higher than the fee paid by most other funds. During the fiscal period from April 28, 2000 to December 31, 2000, the Portfolios paid the Adviser the following amounts:

---------------------------------------------- -------------------------------
Advisory Fees                                     April 28, 2000* through
                                                     December 31, 2000
---------------------------------------------- -------------------------------
The Internet Portfolio                                   $6,449,122
The Internet Infrastructure Portfolio                    $  135,856
The Internet Emerging Growth Portfolio                   $   71,663
The Internet Global Growth Portfolio                     $  147,926
The New Paradigm Portfolio                               $   26,576
The Medical Portfolio                                    $  444,235
The Energy Portfolio                                     $        0
The Small Cap Opportunities Portfolio                    $    2,848
The Middle East Growth Portfolio                         $    2,023
The Asia Technology Portfolio                            $      553
The Kinetics Government Money Market Portfolio           $  115,965
---------------------------------------------- -------------------------------
   *This is the earliest date on which a Portfolio commenced operations.

Sub-Advisory Fees

For the Asia Technology Portfolio, the investment adviser pays the sub-adviser's fees of 50% of the Portfolio's management fee of 1.25% of average daily net assets out of the Adviser's annual advisory fees. All fees are computed on the average daily closing net asset value ("NAV") of the Portfolio and are payable monthly. During the fiscal period from October 20, 2000 to December 31, 2000, the Asia Technology Portfolio paid the sub-adviser the following amounts:

---------------------------------------- ---------------------------------
Sub-Advisory Fees                           October 20, 2000* through
                                                 December 31, 2000
---------------------------------------- ---------------------------------
The Asia Technology Portfolio                          $277
---------------------------------------- ---------------------------------
 *The Portfolio commenced operations on October 20, 2000.

Kinetics has also entered into a Research Agreement with Horizon Assets Management, Inc. ("Horizon") for which it is solely responsible for the payment of all fees owing to Horizon.

Fees of the custodian, administrator, fund accountant and transfer agent are paid by the Funds or by the Portfolios or by the Funds and the Portfolios jointly, as more fully described below. The Funds pay all other expenses, including:

o    fees and expenses of directors not affiliated with the Adviser;
o    legal and accounting fees;
o    interest, taxes, and brokerage commissions; and
o    record keeping and the expense of operating its offices.

Private Placement Agent

Kinetics Funds Distributor, Inc. ("KFDI"), serves as the private placement agent for the shares of the Portfolio on a best efforts basis. KFDI is a registered broker-dealer and member of the National Association of Securities Dealers, Inc. Beneficial Interests in the Portfolio are issued continuously.

Administrative Services
--------------------------------------------------------------------------------

Kinetics also serves as Administrator of the Funds and the Portfolios. Under an Administrative Services Agreement with the Portfolios, Kinetics will be entitled to receive an annual administration fee equal to 0.10% of the Portfolios' average daily net assets of which Kinetics will be responsible for the payment of a portion of such fees to Firstar Mutual Fund Services, LLC ("Firstar") for certain sub-administrative services rendered to the Portfolios by Firstar. During the fiscal period from April 28, 2000 to December 31, 2000, the Portfolios paid Kinetics the following amounts for administrative services:

---------------------------------------------- -------------------------------
Advisory Fees                                     April 28, 2000* through
                                                     December 31, 2000
---------------------------------------------- -------------------------------
The Internet Portfolio                                    $515,930
The Internet Infrastructure Portfolio                     $ 10,868
The Internet Emerging Growth Portfolio                    $  5,730
The Internet Global Growth Portfolio                      $ 11,849
The New Paradigm Portfolio                                $  2,126
The Medical Portfolio                                     $ 35,539
The Energy Portfolio                                      $      0
The Small Cap Opportunities Portfolio                     $    228
The Middle East Growth Portfolio                          $    162
The Asia Technology Portfolio                             $     44
The Kinetics Government Money Market Portfolio            $ 23,193
---------------------------------------------- -------------------------------
* This is the earliest date on which a Portfolio commenced operations.

Firstar, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, also serves as the Funds' accountant and transfer agent. As such, Firstar provides certain shareholder services and record management services as well as acts as the Portfolios' dividend disbursement agent.

Administrative services include, but are not limited to, providing office space, equipment, telephone facilities, various personnel, including clerical and supervisory, and computers, as is necessary or beneficial to:

|X| establish and maintain shareholders' accounts and records, |X| process purchase and redemption transactions, |X| process automatic investments of client account cash balances, |X| answer routine client inquiries regarding the Portfolios, |X| assist clients in changing dividend options, |X| account designations, and addresses, and |X| providing such other services as the Portfolios may reasonably request.

Custodian
--------------------------------------------------------------------------------

Firstar Bank, N.A. ("Firstar Bank") is custodian for the securities and cash of the Portfolios. Under a Custody Agreement, Firstar Bank holds the Portfolios' assets in safekeeping and keeps all necessary records and documents relating to its duties.


Valuation of the Portfolios
--------------------------------------------------------------------------------

Unless otherwise noted, the following applies to all the Portfolios except the Kinetics Government Money Market Portfolio.

Beneficial interests in the Portfolios are sold on a continual basis at the NAV per share next computed following acceptance of an order by the Portfolios. The Portfolios' NAV is determined at the close of normal trading (currently 4:00 p.m. Eastern Time) on each day the New York Stock Exchange ("NYSE") is open for trading. The NYSE is closed on the following holidays: New Year's Day, Martin Luther King, Jr.'s Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The Portfolios' investment securities are valued each day at the last quoted sales price on the securities principal exchange. If market quotations are not readily available, securities will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Board of Trustees. The Portfolios may use independent pricing services to assist in calculating the NAV of the Portfolio's shares.

The Portfolios' investment securities that are listed on a U.S. securities exchange or NASDAQ for which market quotations are readily available are valued at the last quoted sale price on the day the valuation is made. Price information on listed securities is taken from the exchange where the security is primarily traded. Options, futures, unlisted U.S. securities and listed U.S. securities not traded on the valuation date for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked price.

Fixed-income securities (other than obligations having a maturity of 60 days or less) are normally valued on the basis of quotes obtained from pricing services, which take into account appropriate factors such as institutional sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. Fixed-income securities purchased with remaining maturities of 60 days or less are valued at amortized cost if it reflects fair value. In the event that amortized cost does not reflect market, market prices as determined above will be used. Other assets and securities for which no quotations are readily available (including restricted securities) will be valued in good faith at fair value using methods determined by the Board of Trustees of the Portfolios.

Beneficial interests in the Kinetics Government Money Market Portfolio are sold on a continual basis at its NAV, which is determined by the Portfolio as of 12:00 p.m. Eastern time each day the NYSE is open for unrestricted business. The Kinetics Government Money Market Portfolio will utilize the amortized cost method in valuing its portfolio securities. This method involves valuing a security at its cost adjusted by a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The purpose of this method of calculation is to facilitate the maintenance of a consistent net asset value per share for the Kinetics Government Money Market Portfolio's feeder funds of $1.00. However, there is no assurance that the $1.00 net asset value per share will be maintained.


Purchasing of Beneficial Interests in the Portfolios
--------------------------------------------------------------------------------

Beneficial interest in the Portfolios are sold without a sales load, at the NAV next determined after an order is received by the Portfolios. Investments in the Portfolios are sold solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, insurance company separate accounts, and certain qualified pension and retirement plans. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, any "security" within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios. The Portfolios reserve the right to cease accepting investments at any time or to reject any investment order.

Redemption of Beneficial Interests in the Portfolios
--------------------------------------------------------------------------------

An investor in the Portfolios may withdrawal all or any portion of its investment at the NAV next determined after a redemption request in good order is received by a Portfolio. The proceeds of a redemption will be paid by the Portfolios in federal funds normally on the Business Day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

The Portfolios reserve the right to pay the redemption price of beneficial interest of readily marketable securities in kind. Unless requested by an investor or deemed by the Adviser to be in the best interests of the investors in a Portfolio as a group, the Portfolios will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

Brokerage
--------------------------------------------------------------------------------

The Portfolios' assets are invested by the Adviser in a manner consistent with its investment objective, strategies, policies and restrictions and with any instructions the Board of Trustees may issue from time to time. Within this framework, the Adviser is responsible for making all determinations as to the purchase and sale of portfolio securities and for taking all steps necessary to implement securities transactions on behalf of the Portfolios.

Transactions on U.S. stock exchanges, commodities markets and futures markets and other agency transactions may involve the payment by the Adviser on behalf of the Portfolios of negotiated brokerage commissions. Such commissions vary among different brokers. A particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign investments often involve the payment of fixed brokerage commissions, which may be higher than those in the United States. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Adviser usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Adviser on behalf of the Portfolios includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

U.S. Government securities generally are traded in the over-the-counter market through broker-dealers. A broker-dealer is a securities firm or bank that makes a market for securities by offering to buy at one price and sell at a slightly higher price. The difference between the prices is known as a spread.

In placing orders for the purchase and sale of portfolio securities for the Portfolios, the Adviser seeks to obtain the best price and execution, taking into account such factors as price, size of order, difficulty and risk of execution and operational facilities of the firm involved. For securities traded in the over-the-counter markets, the Adviser deals directly with the dealers who make markets in these securities unless better prices and execution are available elsewhere. The Adviser negotiates commission rates with brokers based on the quality and quantity of services provided in light of generally prevailing rates, and while the Adviser generally seeks reasonably competitive commission rates, the Portfolio does not necessarily pay the lowest commissions available. The Board of Trustees periodically reviews the commission rates and allocation of orders.

When consistent with the objectives of best price and execution, business may be placed with broker-dealers who furnish investment research or services to the Adviser. Such research or services include advice, both orally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser, the Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Portfolio from these transactions. The Adviser believes that most research services obtained by it generally benefit several or all of the investment companies and private accounts which it manages, as opposed to solely benefiting one specific managed fund or account.

The Trust, on behalf of a Portfolio, may also enter into arrangements, commonly referred to as "broker/service arrangements" with broker-dealers pursuant to which a broker-dealer agrees to pay the cost of certain products or services provided to the Portfolio in exchange for fund brokerage. Under a typical brokerage/service arrangement, a broker agrees to pay a portion the Portfolio's custodian, administrative or transfer agency fees, etc., and, in exchange, the Portfolio agrees to direct a minimum amount of brokerage to the broker. The Adviser, on behalf of the Trust, usually negotiates the terms of the contract with the service provider, which is paid directly by the broker.

The same security may be suitable for a Portfolio, another portfolio series of the Trust or other private accounts managed by the Adviser. If and when a Portfolio and two or more accounts simultaneously purchase or sell the same security, the transactions will be allocated as to price and amount in accordance with arrangements equitable to the Portfolios and the accounts. The simultaneous purchase or sale of the same securities by a Portfolio and other accounts may have a detrimental effect on a Portfolio, as this may affect the price paid or received by a Portfolio or the size of the position obtainable or able to be sold by a Portfolio.

Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc. and subject to seeking the most favorable price and execution available and such other policies as the Trustees may determine, the Adviser may consider sales of shares of a Portfolio as a factor in the selection of broker-dealers to execute portfolio transactions for a Portfolio.

Taxes
--------------------------------------------------------------------------------

The Portfolios are classified for federal income tax purposes as partnerships that are not "publicly traded partnerships." As a result, the Portfolios are not subject to federal income tax; instead, each Interestholder in a Portfolio is required to take into account in determining its federal income tax liability its share of the particular Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from a Portfolio. The Portfolios are also not subject to Delaware income or franchise tax.

A holder of beneficial interest in a Portfolio (an "Interestholder") is deemed to own a proportionate share of that Portfolio's assets and to earn a proportionate share of that Portfolio's income, for, among other things, purposes of determining whether the Interestholder satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolios intend to conduct their operations so that their Interestholders that invest substantially all of their assets in a Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an Interestholder from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the
Interestholder's recognition of any gain or loss for federal income tax purposes, except that: (1) gain will be recognized to the extent any cash that is distributed exceeds the Interestholder's basis for its interest in a Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the Interestholder's entire interest in a Portfolio and includes a disproportionate share of any unrealized receivables held by a Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the Interestholder's basis for its interest in a Portfolio prior to the distribution; and (4) gain or loss may be recognized on a distribution to an Interestholder that contributed property to a Portfolio. An Interestholder's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in a Portfolio, increased by the Interestholder's share of that Portfolio's net income and gains and decreased by
(a) the amount of cash and the basis of any property the Portfolio distributes to the Interestholder and (b) the Interestholder's share of the Portfolio's losses.

The income tax and estate tax consequences to a non-U.S. Interestholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. Interestholders may be required to provide appropriate documentation to establish their entitlement to the benefits of such a treaty. Non-U.S. Interestholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolios.

The foregoing discussion relates only to federal income tax law. Income from the Portfolios also may be subject to foreign, state and local taxes, and their treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Interestholders should consult their tax advisors with respect to particular questions of federal, state and local taxation.


Independent Accountants
--------------------------------------------------------------------------------

PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Suite 1500, Milwaukee, Wisconsin 53202, serves as the Portfolios' independent accountants, whose services include examination of the Portfolios' financial statements and the performance of other related audit and tax services.


Financial Statements
--------------------------------------------------------------------------------

The audited financial statements for the Portfolios are incorporated by reference to the Funds' Annual Reports for the year ended 2000, as filed with the Securities and Exchange Commission on March 9 and 12, 2001, and to the Portfolios' N-SAR, as filed with the Securities and Exchange Commission on March 1, 2001.


Appendix
--------------------------------------------------------------------------------

Standard & Poor's ("S&P") Corporate Bond Rating Definitions

AAA-Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA-Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher-rated issues only in small degree.

A-Debt rated "A" has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB-Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

BB, B, CCC, CC-Debt rated "BB", "B", "CCC", and "CC" is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties of major risk exposures to adverse conditions.

CI-The rating "CI" is reversed for income bonds on which no interest is being paid.

D-Debt rated "D" is in default, and payment of interest and/or repayment of principal is in arrears.

Moody's Investors Service, Inc. Corporate Bond Rating Definitions

Aaa-Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa-Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A-Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the near future.

Baa-Bonds which are rated "Baa" are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba-Bonds which are "Ba" are judged to have speculative elements; their future cannot be considered well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B-Bonds which are rated "B" generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa-Bonds which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca-Bonds which are "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C-Bonds which are rated "C" are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Fitch Investors Service, Inc. Bond Rating Definitions

AAA-Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA-Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

A-Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB-Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB-Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B-Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC-Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC-Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C-Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D-Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.


                            KINETICS PORTFOLIOS TRUST
                                     PART C
                                OTHER INFORMATION

ITEM 23. EXHIBITS

(a)  Certificate of Trust and Declaration of Trust(1)

(b)  By-Laws(1)

(c) Instruments Defining Rights of Security Holders. Incorporated by reference to the Declaration of Trust and the By-Laws.

(d) Investment Advisory Agreements between Registrant, on behalf of each series, and Kinetics Asset Management, Inc.(1)

(e)  Underwriting Contracts. Not Applicable

(f)  Bonus or Profit Sharing Contracts. Not applicable.

(g)  Custodian Contract between Registrant and Firstar Bank, N.A.(2)

(h)  Other Material Contracts

     (1) Administrative Services Agreement between Registrant and Kinetics Asset Management, Inc.(1)

     (2) Fund Accounting Servicing Agreement between Registrant and Firstar Mutual Fund Services, LLC(2)

     (3) Transfer Agent Agreement between Registrant and Firstar Mutual Fund Services, LLC(2)

     (4) Placement Agency Agreement between Registrant and Kinetics Funds Distributors, Inc.(1)

(i)  Legal Opinion

     (1)  of Spitzer & Feldman P.C. (Trust Counsel)(1)

     (2)  of Richards, Layton & Finger on matters pertaining to Delaware law(1)

(j)  Other Opinions.

     (1)  Consent of Auditors--Filed herewith.

(k)  Omitted Financial Statements. Not applicable.

(l)  Initial Capital Understanding. Not Applicable.

(m)  Rule 12b-1 Plan. Not applicable.

(n)  Financial Data Schedules - Not applicable.

(o)  Rule 18f-3 Plan. Not applicable.

(p)  Code of Ethics--Filed herewith.
------------------------------------

(1) Filed May 1, 2000 with N-1A.

(2) Filed May 23, 2000 with the Amendment No. 1.



ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT Registrant is not controlled by or under common control with any person.

ITEM 25.  INDEMNIFICATION
          Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:
          Besides serving as investment adviser to the Portfolios and to Kinetics Mutual Funds, Inc., the Adviser is not currently (and has not during the past two years) engaged in any other business, profession, vocation or employment of a substantial nature. Information regarding the business, vocation or employment of a substantial nature of the Adviser and its officers is incorporated by reference to the information contained in Part B of this Registration Statement.

ITEM 27.  PRINCIPAL UNDERWRITERS:

          (a)  As of this date of  filing,  Kinetics  Funds  Distributors,  Inc.
               ("KFDI"), is the private placement agent for shares of the Registrant.

          (b) To the best of Registrant's knowledge, as of the date of filing, Lee W. Schultheis is the President and sole director of KFDI. The address of KFDI is 1311 Mamaroneck Avenue, White Plains, New York 10605. Mr. Schultheis is the Vice President and Treasurer of the Registrant.

          (c)  None.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS:
          All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at the following locations:

Records Relating to:                         Are located at:
--------------------                         ---------------
(1)  Registrant's portfolio accounting       Firstar Mutual Funds Services, LLC
servicing agent, and sub-administrator       615 East Michigan Street
                                             Milwaukee, Wisconsin 53202

(2)  Registrant's investment adviser,        Kinetics Asset Management, Inc
administrator                                1311 Mamaroneck Avenue
                                             White Plains, NY 10605

(3)  Registrant's custodian                  Firstar Bank, N.A.
                                             425 E. Walnut Street
                                             Cincinnati, OH 45202

ITEM 29. MANAGEMENT SERVICES:
          Not applicable.

ITEM 30. UNDERTAKINGS:
          Not applicable.


                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, KINETICS PORTFOLIOS TRUST, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of White Plains and State of New York, on the 30th day of April, 2001.



                            KINETICS PORTFOLIOS TRUST


                              /s/ Steven R. Samson
                              ----------------------
                           Steven R. Samson, President


EXHIBIT INDEX                                                   Exhibit No.

Consent of PricewaterhouseCoopers LLP                           EX-99.j.1.

Code of Ethics for Registrant, Kinets Mutual                    EX-99.p.
Fund, Inc., Kinetics Asset Management and
Kinetics Funds Distributor, Inc.